CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Aggregate Offering Price	Amount of Registration Fee
$1,500,000,000 Fixed to Fixed Reset Rate Subordinated Tier 2 Notes of Deutsche Bank Aktiengesellschaft	$1,500,000,000	$204,600 (1)

(1)	Based upon the registration of $1,500,000,000, a filing fee of $204,600 has been calculated and paid by Deutsche Bank Aktiengesellschaft in accordance with Rule 457(r).

Prospectus Supplement

To Prospectus dated September 28, 2012,

as may be amended

Registration Statement No. 333-184193
dated September 28, 2012;
Rule 424(b)(2)

$1,500,000,000 Fixed to Fixed Reset Rate

Subordinated Tier 2 Notes due 2028

We, Deutsche Bank Aktiengesellschaft, are issuing $1,500,000,000 aggregate principal amount of fixed to fixed reset rate subordinated Tier 2 notes, which we refer to as the “Subordinated Notes,” due May 24, 2028, which we refer to as the “Maturity Date.” Subject to any redemption prior to the Maturity Date, as described below, the Subordinated Notes will bear interest (i) from (and including) the date of issuance to (but excluding) May 24, 2023, which we refer to as the “Reset Date,” at a rate of 4.296% per year and (ii) from (and including) the Reset Date to (but excluding) the Maturity Date at a rate per year which will be 2.2475% above the 5 year Swap Rate (which we define below). Interest on the Subordinated Notes will be payable semi-annually in arrears on May 24 and November 24 of each year, commencing on November 24, 2013.

The Subordinated Notes constitute our direct, unconditional, unsecured and subordinated obligations and will be subordinate to the claims of our unsubordinated creditors. They will rank at least on parity with the claims of the holders of all our other subordinated indebtedness, except that they will rank in priority to the claims of the holders of any of our subordinated indebtedness that by its express terms is stated to rank junior to the Subordinated Notes. The claims for interest, repayment and any other claims under the Subordinated Notes will be subordinated in the event of our insolvency or liquidation to the claims of all other creditors which are not also subordinated and will, in any such event, only be satisfied after all claims against us which are not subordinated have been satisfied. The ranking of our obligations will be as provided in the subordinated indenture between us and Wilmington Trust, National Association, as trustee.

We may redeem all, but not some, of the Subordinated Notes at 100% of their principal amount plus accrued but unpaid interest (i) on the Reset Date, (ii) upon the occurrence of certain tax events or (iii) upon the occurrence of certain regulatory events. Any redemption due to tax or regulatory events shall be subject to a requirement to give notice to or obtain the consent of the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) and/or any other regulator that has supervisory authority with respect to us at that time, as described in this prospectus supplement. In addition, once CRD 4/CRR (which we define below) has taken effect in the Federal Republic of Germany, we will only be permitted to redeem the Subordinated Notes if, when and to the extent the redemption is not prohibited by CRD 4/CRR.

We intend to apply to list the Subordinated Notes on the New York Stock Exchange in accordance with its rules.

Investing in the Subordinated Notes involves risks. See “Risk Factors” beginning on page PS-8 and as incorporated by reference herein for a discussion of certain factors that you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Subordinated Notes are not deposits or savings accounts but are our unsecured obligations. The Subordinated Notes are not insured by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds, before Expenses, to us(1)
Per Subordinated Note	$200,000	$1,100	$198,900
Total	$1,500,000,000	$8,250,000	$1,491,750,000

(1)	We will pay the underwriter compensation of $1,100 per Subordinated Note. Total underwriting discounts and commissions payable by us will be $8,250,000.

The initial price to public set forth above does not include accrued interest, if any. Interest on the Subordinated Notes will accrue from May 24, 2013 and must be paid by the purchaser if the Subordinated Notes are delivered after that date.

We expect that the Subordinated Notes will be ready for delivery through the book-entry facilities of The Depository Trust Company and its participants on or about May 24, 2013. We will issue the Subordinated Notes in denominations of $200,000 and integral multiples of $1,000 in excess thereof.

Because Deutsche Bank Securities Inc. is both our affiliate and a member of the Financial Industry Regulatory Authority, Inc., the offering of the Subordinated Notes will be conducted in accordance with the applicable provisions of FINRA Rule 5121. For more information, see the “Plan of Distribution (Conflicts of Interest)” section of this prospectus supplement.

Lead Book-Running Manager

Deutsche Bank Securities

Co-Managers

ABN AMRO	Banco Bilbao Vizcaya Argentaria, S.A.	Banca IMI

BofA Merrill Lynch	BB&T Capital Markets	Credit Agricole CIB	COMMERZBANK

Credit Suisse	DZ BANK AG	ING	Lloyds Securities

RB International Markets (USA)	Regions Securities LLC	Scotiabank	SEB

SMBC Nikko	SOCIETE GENERALE	Swedbank	UniCredit Bank

The date of this Prospectus Supplement is May 21, 2013.

ABOUT THIS PROSPECTUS SUPPLEMENT

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you any additional or different information. The information in this prospectus supplement and the accompanying prospectus may be accurate only as of the dates of each of these documents, respectively.

The Subordinated Notes are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers.

In this prospectus supplement, “we,” “us” and “our” refer to Deutsche Bank AG.

We are offering to sell, and are seeking offers to buy, the Subordinated Notes only in jurisdictions where such offers and sales are permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer to sell, or a solicitation of an offer to buy, any Subordinated Notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Deutsche Bank AG since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this prospectus supplement and the accompanying prospectus and the purchase, offer or sale of the Subordinated Notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the Subordinated Notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the underwriters shall have any responsibility therefor.

This prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Subordinated Notes are only available to, and any invitation, offer or agreement to subscribe for, purchase or otherwise acquire such Subordinated Notes will be engaged only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus, or any of their respective contents.

SUMMARY

The following summary describes the Subordinated Notes in general terms only. You should read the summary together with the more detailed information contained in this prospectus supplement and the accompanying prospectus.

Issuer	Deutsche Bank AG.

Securities Offered	$1,500,000,000 aggregate principal amount of fixed to fixed reset rate subordinated Tier 2 notes due 2028, which we refer to as the “Subordinated Notes”.

Issue Date	May 24, 2013.

Maturity Date	We will repay the Subordinated Notes at 100% of their principal amount plus accrued and unpaid interest on May 24, 2028, unless we redeem them earlier as described in “Description of the Subordinated Notes—Redemption.”

Price to Public	100%.

Fixed Interest Rate	From (and including) the date of issuance through (but excluding) May 24, 2023, which we refer to as the “Reset Date,” 4.296% per year.

Fixed Reset Interest Rate	From (and including) the Reset Date to (but excluding) the Maturity Date, a rate per year which will be 2.2475% above the 5 year Swap Rate (which we describe in “Description of the Subordinated Notes—Payments on the Subordinated Notes” below).

Interest Payment Dates	May 24 and November 24 in each year commencing on November 24, 2013.

Regular Record Dates	The Business Day preceding the relevant interest payment date. The term “Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and London.

Ranking	The Subordinated Notes constitute our direct, unconditional, unsecured and subordinated obligations and will be subordinate to the claims of our unsubordinated creditors. They will rank at least on parity with the claims of the holders of all our other subordinated indebtedness, except that they will rank in priority to the claims of the holders of any of our subordinated indebtedness that by its express terms is stated to rank junior to the Subordinated Notes. Any right to set off any claims for interest, repayment and any other claims under the Subordinated Notes, which we refer to as “Payment Claims,” against claims of ours will be excluded. No collateral or guarantee will be given to secure Payment Claims. The Payment Claims will be subordinated in the event of our insolvency or liquidation to the claims of all other creditors which are not also subordinated and will, in any such event, only be satisfied after all claims against us which are not subordinated have been satisfied, and no subsequent agreement may limit the subordination provisions applicable to the Subordinated Notes, amend their maturity date or redemption date to an earlier date or shorten any applicable notice period. Prior to our insolvency or liquidation, the Payment Claims will be subject to applicable German law implementing a bank regulatory recovery and resolution regime over us that provides for the reduction, including to zero, of any such Payment Claims or the conversion of all or part of such Payment Claims to an equity interest, and no holder of the Subordinated Notes will have any claim against us in connection with or arising out of the application of any such German law. We are currently supervised by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht), which we refer to as the “BaFin,” and we refer to the BaFin or any other competent authority assuming the relevant supervisory functions currently performed by the BaFin as the “Relevant Regulator.”

No Security	Neither we nor anyone else will provide any security for the rights of holders of the Subordinated Notes.

Further Issues	We may, from time to time, without the consent of the holders of the Subordinated Notes, issue additional notes under the Subordinated Indenture, having the same ranking and same interest rate, maturity date, redemption terms and other terms, except for the price to the public and issue date. Any such additional notes, together with the Subordinated Notes offered by this prospectus supplement, may constitute a single series of Subordinated Notes under the Subordinated Indenture, provided that if such additional notes have the same CUSIP, ISIN or other identifying number as the outstanding Subordinated Notes, such additional notes must either (i) be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes or (ii) be otherwise issued in a qualified reopening for U.S. federal income tax purposes.

Optional Redemption	We may redeem all, but not some, of the Subordinated Notes at our option, at 100% of their principal amount together with accrued interest, on the Reset Date, as described under “Description of the Subordinated Notes—Redemption—Optional Redemption.” Once CRD 4/CRR (as defined herein) has taken effect in the Federal Republic of Germany, we will only be permitted to redeem the Subordinated Notes if, when and to the extent not prohibited by CRD 4/CRR as then in effect in the Federal Republic of Germany.

Tax Redemption	We may redeem all, but not some, of the Subordinated Notes at our option at any time prior to maturity, at 100% of their principal amount together with accrued but unpaid interest, in the event of certain changes in the tax laws of the Federal Republic of Germany or the United States, and in other limited circumstances as described under “Description of the Subordinated Notes—Redemption—Tax Redemption” in this prospectus supplement. Any such redemption will be subject to a requirement to give notice to or obtain the consent of the Relevant Regulator. In addition, once CRD 4/CRR (as defined herein) has taken effect in the Federal Republic of Germany, we will only be permitted to redeem the Subordinated Notes if, when and to the extent not prohibited by CRD 4/CRR as then in effect in the Federal Republic of Germany.

Regulatory Redemption	We may redeem all, but not some, of the Subordinated Notes at our option at any time prior to maturity, at 100% of their principal amount together with accrued but unpaid interest, in the event of certain regulatory changes that result in the principal amount of the Subordinated Notes being fully excluded from our Tier 2 Capital, as described under “Description of the Subordinated Notes—Redemption—Redemption due to a Capital Disqualification Event” in this prospectus supplement. Any such redemption will be subject to a requirement to give notice to or obtain the consent of the Relevant Regulator. In addition, once CRD 4/CRR (as defined herein) has taken effect in the Federal Republic of Germany, we will only be permitted to redeem the Subordinated Notes if, when and to the extent not prohibited by CRD 4/CRR as then in effect in the Federal Republic of Germany.

Repayment Obligation	If we redeem or repurchase any Subordinated Notes before the date on which such redemption or repurchase is permitted under their terms (other than a tax redemption or a redemption due to a Capital Disqualification Event) otherwise than in accordance with the German Banking Act (Kreditwesengesetz), then any amounts paid must be returned to us irrespective of any agreement to the contrary, unless the Subordinated Notes we so redeemed or repurchased have been replaced by other regulatory banking capital (haftendes Eigenkapital) of at least equal status within the meaning of the German Banking Act, or the Relevant Regulator has consented to such redemption or repurchase.

Book-Entry Issuance, Settlement and Clearance	We will issue the Subordinated Notes in fully registered form in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The Subordinated Notes will be represented by one or more global securities registered in the name of a nominee of the Depositary. You will hold beneficial interests in the Subordinated Notes through The Depository Trust Company (which we refer to as the “Depositary”) and its direct and indirect participants, including Clearstream Banking, société anonyme (which we refer to as “Clearstream, Luxembourg”) and Euroclear Bank SA/NV (which we refer to as “Euroclear”), and the Depositary and its direct and indirect participants will record your beneficial interest on their books. We will not issue certificated notes except as described in the accompanying prospectus. Settlement of the Subordinated Notes will occur through the Depositary in same day funds. For information on the Depositary’s book-entry system, see “The Depositary” and “Book-Entry, Delivery and Form.”

ISIN	US251525AM33.

CUSIP	251525 AM3.

Conflicts of Interest	Because Deutsche Bank Securities Inc. (which we refer to as “DBSI”) is both our affiliate and a member of the Financial Industry Regulatory Authority (which we refer to as “FINRA”), any distribution of the Subordinated Notes will be made in compliance with the applicable provisions of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, DBSI may not make sales in offerings of the Subordinated Notes to any of its discretionary accounts without the prior written approval of the customer. For more information, see the “Plan of Distribution (Conflicts of Interest)” section of this prospectus supplement.

Listing and Trading	We intend to apply to list the Subordinated Notes on the New York Stock Exchange in accordance with its rules.

Trustee, Principal Paying Agent, Transfer Agent and Registrar	Wilmington Trust, National Association, a banking corporation duly organized and existing under the laws of the state of New York, having its corporate trust office at 116 Mercer Street, Suite 2 R, New York, New York 10012, will act as the trustee (which we refer to as the “Trustee”) for the Subordinated Notes. Deutsche Bank Trust Company Americas will act as initial principal paying agent, transfer agent and registrar for the Subordinated Notes.

Timing and Delivery	We currently expect delivery of the Subordinated Notes to occur on May 24, 2013.

Use of Proceeds	We intend to use the net proceeds of the offering for general corporate purposes and to further strengthen our regulatory capital base.

Governing Law	The Subordinated Notes and the Subordinated Indenture will be governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions of each of the

Subordinated Notes and the Subordinated Indenture, which will be governed by and construed in accordance with German law.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the information incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” Forward-looking statements are statements that are not historical facts, including statements about our beliefs and expectations. We use words such as “believe”, “anticipate”, “expect”, “intend”, “seek”, “estimate”, “project”, “should”, “potential”, “reasonably possible”, “plan”, “aim” and similar expressions to identify forward-looking statements. In addition, we may from time to time make forward-looking statements in our periodic reports to the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) on Forms 20-F and 6-K, annual and interim reports, invitations to annual shareholders’ meetings and other information sent to shareholders, offering circulars and prospectuses, press releases and other written materials. Our Management Board, Supervisory Board, officers and employees may also make oral forward-looking statements to third parties, including financial analysts.

Such forward-looking statements may include, without limitation, statements relating to the following:

•	the potential development and impact on us of economic and business conditions, including the ongoing sovereign debt crisis in Europe, and the legal and regulatory environment to which we are subject;

•	the implementation of our strategic initiatives and other responses thereto;

•	the development of aspects of our results of operations;

•	our expectations of the impact of risks that affect our business, including the risks of losses on our trading processes and credit exposures; and

•	other statements relating to our future business development and economic performance.

By their very nature, forward-looking statements involve risks and uncertainties, both general and specific. We base these statements on our current plans, estimates, projections and expectations. You should therefore not place too much reliance on them. Our forward-looking statements speak only as of the date we make them, and we undertake no obligation to update any of them in light of new information or future events.

We caution you that a number of important factors could cause our actual results to differ materially from those we describe in any forward-looking statement. These factors include, among others, the following:

•	the potential development and impact on us of economic and business conditions, including the ongoing sovereign debt crisis in Europe;

•	other changes in general economic and business conditions;

•	changes and volatility in currency exchange rates, interest rates and asset prices;

•	changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions;

•	changes in our competitive environment;

•	the success of our acquisitions, divestitures, mergers and strategic alliances;

•

our success in implementing our strategic initiatives and other responses to the current economic and business conditions, including the ongoing sovereign debt crisis in Europe, and the legal and regulatory environment and realizing the benefits anticipated therefrom; and

•

other factors, including those we refer to in “Item 3: Key Information—Risk Factors” of our most recent Annual Report on Form 20-F and elsewhere in that Annual Report on Form 20-F, this prospectus supplement or the accompanying prospectus, and others to which we do not refer.

RISK FACTORS

For a discussion of the risk factors affecting Deutsche Bank AG and its business, see “Item 3: Key Information—Risk Factors” of our most recent Annual Report on Form 20-F and our current and periodic reports filed with the Securities and Exchange Commission that are incorporated by reference into this prospectus supplement.

In addition, you should consider carefully the following discussion of risks before you decide that an investment in the Subordinated Notes is suitable for you.

Our obligations under the Subordinated Notes are subordinated. Our obligations under the Subordinated Notes will be unsecured and subordinated and will rank junior in priority of payment to the current and future claims of our creditors, other than claims in respect of any liability that is, or is expressed to be, subordinated. We expect from time to time to incur additional indebtedness or other obligations that will constitute senior indebtedness, and the Subordinated Indenture does not contain any provisions restricting our ability to incur senior indebtedness. Although the Subordinated Notes may pay a higher rate of interest than comparable notes which are not so subordinated, there is a real risk that you will lose all or some of your investment should we become insolvent since our assets would be available to pay such amounts only after all of our senior creditors have been paid in full.

The Subordinated Notes may be written down or converted on the occurrence of a non-viability event or if we become subject to resolution. The Subordinated Notes are intended to qualify as regulatory banking capital (haftendes Eigenkapital) under the German Banking Act. The Subordinated Notes are also intended to qualify as Tier 2 capital under superseding laws governing the supervision of financial institutions, once they are applicable in the Federal Republic of Germany.

Anticipated changes to German law in respect of regulatory banking capital may result in claims for payment of principal, interest or other amounts under the Subordinated Notes being subject to a permanent reduction, including to zero, or a conversion into one or more instruments that constitute core equity capital for us, such as ordinary shares. We refer to each of these measures as a “Regulatory Bail-in.” You would have no claim against us in such a case. This would occur if we become, or are deemed by the Relevant Regulator to have become, “non-viable” (as defined under the then-applicable law) and unable to continue our regulated banking activities.

Although the terms and conditions of the Subordinated Notes do not contain a provision which requires them to be written down (upon our becoming non-viable or otherwise), it is possible that the regulatory powers which may result from any future change to applicable supervisory law could result in a Regulatory Bail-in. The extent to which the principal amount of the Subordinated Notes may be subject to a Regulatory Bail-in may depend on a number of factors that may be outside of our control, and it will be difficult to predict when, if at all, a Regulatory Bail-in will occur. Accordingly, trading behavior in respect of the Subordinated Notes may not follow the trading behavior associated with other types of securities. You should consider the risk that you may lose all of your investment, including the principal amount plus any accrued interest if a Regulatory Bail-in occurs.

The Subordinated Notes may be redeemed prior to maturity on the Reset Date, or if certain adverse tax or regulatory disqualification events occur. We may redeem all, but not some, of the Subordinated Notes at our option at 100% of their principal amount plus accrued but unpaid interest (i) on the Reset Date, (ii) at any time prior to maturity upon the occurrence of certain tax events or (iii) at any time prior to maturity upon the occurrence of certain regulatory events. If we redeem the Subordinated Notes, you may not be able to reinvest the amounts you receive upon redemption at a rate that will provide the same rate of return as did the investment in the Subordinated Notes.

The Subordinated Notes contain limited events of default, and the remedies available thereunder are limited. As described in “Description of the Subordinated Notes—Event of Default,” the Subordinated Notes provide for no Event of Default other than the opening of insolvency proceedings against us by a German court having jurisdiction over us. In particular, neither non-viability nor a Regulatory Bail-in in connection therewith will constitute an Event of Default with respect to the Subordinated Notes.

If an Event of Default occurs, holders of the Subordinated Notes have only limited enforcement remedies. If an Event of Default with respect to the Subordinated Notes occurs or is continuing, either the Trustee or the holders of not less than 33 1/3% in aggregate principal amount of all outstanding subordinated debt securities issued under the subordinated indenture, voting as one class, may declare the principal amount of the Subordinated Notes and interest accrued thereon to be due and payable immediately. Although this is the first issuance of subordinated notes under the subordinated indenture, we may issue further series of subordinated debt securities under the subordinated indenture, and these would be included in that class of outstanding subordinated debt securities.

In particular, holders of the Subordinated Notes will have no right of acceleration in the case of a default in the payment of principal of, interest on, or other amounts owing under the Subordinated Notes. If such a default occurs and is continuing with respect to the Subordinated Notes, the Trustee and the holders of the Subordinated Notes could take legal action against us, but they may not accelerate the maturity of the Subordinated Notes. Moreover, if we fail to make any payment because of a Regulatory Bail-in, the Trustee and the holders of the Subordinated Notes would not be permitted to take such action, and in such a case you may permanently lose the right to the affected amounts. Furthermore, if we become subject to German insolvency proceedings, the Trustee and holders of the Subordinated Notes will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

Holders will also have no rights of acceleration due to a default in the performance of any of our other covenants under the Subordinated Notes.

There is no restriction on the amount or type of further securities or indebtedness that we may issue, incur or guarantee. There is no restriction on the amount or type of further securities or indebtedness that we may issue, incur or guarantee, as the case may be, that rank senior to, or on parity with, the Subordinated Notes offered hereby. The issue or guaranteeing of any such further securities or indebtedness may reduce the amount recoverable by holders of the Subordinated Notes on a liquidation or winding-up of the Bank and may limit our ability to meet our obligations under the Subordinated Notes. In addition, the Subordinated Notes do not contain any restriction on our issuing securities that may have preferential rights to the Subordinated Notes or securities with similar, different or no redemption provisions.

The Subordinated Notes may not be a suitable investment for all investors. You must determine the suitability (either alone or with the help of a financial adviser) of an investment in the Subordinated Notes in light of your own circumstances. In particular, you should:

•

have sufficient knowledge and experience to make a meaningful evaluation of the Subordinated Notes, the merits and risks of investing in the Subordinated Notes and the information contained or incorporated by reference in this Prospectus Supplement or any applicable supplement to this Prospectus Supplement;

•

have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of your particular financial situation, an investment in the Subordinated Notes and the impact such investment will have on your overall investment portfolio;

•

have sufficient financial resources and liquidity to bear all of the risks of an investment in the Subordinated Notes, including those arising if the currency for principal or interest payments on the Subordinated Notes, i.e., U.S. dollars, is different from the currency in which your financial activities are principally denominated;

•

understand thoroughly the terms of the Subordinated Notes and be familiar with the behavior of any relevant indices and financial markets, including the possibility that the Subordinated Notes may be subject to a Regulatory Bail-in if we should become non-viable; and

•	be able to evaluate possible scenarios for economic, interest rate and other factors that may affect your investment and your ability to bear the applicable risks.

You should not invest in the Subordinated Notes unless you have the knowledge and expertise (either alone or with a financial advisor) to evaluate how the Subordinated Notes will perform under changing conditions, the resulting effects on the likelihood of and the value of the Subordinated Notes, and the impact this investment will have on your overall investment portfolio. Prior to making an investment decision, you should consider carefully, in light of your own financial circumstances and investment objectives, all the information contained in this Prospectus Supplement and the Base Prospectus or incorporated by reference herein.

There may not be any active trading market for the Subordinated Notes. The Subordinated Notes are a new issue of securities and have no established trading market. Although application will be made to have the Subordinated Notes listed on the New York Stock Exchange, no assurances can be given that the application for listing will be approved or that an active trading market will develop. Even if an active trading markets does develop, it may not be liquid and may not continue for the term of the Subordinated Notes. The liquidity and the market prices for the Subordinated Notes can be expected to vary with changes in market and economic conditions, our financial condition and prospects and other factors that generally influence the market prices of securities. If the secondary market for the Subordinated Notes is limited, you may not be able to sell your Subordinated Notes easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Illiquidity may have a material adverse effect on the market value of the Subordinated Notes.

The underwriters may or may not make a market in the Subordinated Notes but, in any case, are not obligated to do so and may discontinue market making at any time. without notice.

A downgrade, suspension or withdrawal of the rating assigned by any rating agency to the Subordinated Notes could cause the liquidity or market value of the Subordinated Notes to decline. Upon issuance, the Subordinated Notes will be rated by nationally recognized statistical ratings organizations. Any rating initially assigned to the Subordinated Notes may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes to our business, so warrant. Any lowering or withdrawal of a rating by a rating agency could reduce the liquidity or market value of the Subordinated Notes.

The Subordinated Notes are not deposit liabilities of the Bank. The Subordinated Notes are not deposit liabilities of the Bank and will not be insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Germany or any other jurisdiction. The value of your investment will likely fluctuate and you may lose some or all of your entire investment in the event of a Regulatory Bail-in if we should become non-viable or in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Bank.

USE OF PROCEEDS

The net proceeds from the sale of the Subordinated Notes, less the underwriting compensation stated on the cover of this prospectus supplement and expenses payable by us estimated at $500,000, are estimated to be $1,491,250,000. We will use these proceeds for general corporate purposes and to further strengthen our regulatory capital base.

EXCHANGE RATE INFORMATION

Our financial statements are expressed in euro, which is Germany’s currency. For convenience, we translate some amounts denominated in euro appearing in certain documents incorporated by reference herein into U.S. dollars. Fluctuations in the exchange rate between the euro and the U.S. dollar will affect the U.S. dollar equivalent of the euro amounts expressed in our financial statements and elsewhere. Past fluctuations in foreign exchange rates may not necessarily be predictive of future fluctuations.

The following table shows the period-end, high and low exchange rates for the euro, as reported by the European Central Bank.

in U.S.$ per €	Period-end[1]	High	Low
2013:
May (through and including May 20)	1.2853	1.3191	1.2853
April	1.3072	1.3129	1.2818
March	1.2805	1.3090	1.2768
February	1.3129	1.3644	1.3077
January	1.3550	1.3550	1.3012
2012
December	1.3194	1.3302	1.2905
November	1.2986	1.2994	1.2694
October	1.2993	1.3120	1.2877
September	1.2930	1.3095	1.2568

[1]	Period-end rate is the rate announced for the last business day of the period.

DESCRIPTION OF THE SUBORDINATED NOTES

The following is a summary of certain terms of the Subordinated Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities.” If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

General

On May 24, 2013, which we refer to as the “Issue Date,” we, Deutsche Bank Aktiengesellschaft, will issue fixed to fixed reset rate subordinated Tier 2 notes, which we refer to as the “Subordinated Notes,” in an aggregate principal amount of $1,500,000,000, due May 24, 2028, which we refer to as the “Maturity Date.”

The Subordinated Notes constitute our direct, unconditional, unsecured and subordinated obligations and will be subordinate to the claims of our unsubordinated creditors. They will rank at least on parity with the claims of the holders of all our other subordinated indebtedness, except that they will rank in priority to the claims of the holders of any of our subordinated indebtedness that by its express terms is stated to rank junior to the Subordinated Notes. Any right to set off any claims for interest, repayment and any other claims under the Subordinated Notes, which we refer to as “Payment Claims,” against claims of ours will be excluded (see “—Waiver of Right to Set-Off”). No collateral or guarantee will be given to secure Payment Claims. The Payment Claims will be subordinated in the event of our insolvency or liquidation to the claims of all other creditors which are not also subordinated and will, in any such event, only be satisfied after all claims against us which are not subordinated have been satisfied. Prior to our insolvency or liquidation, the Payment Claims will be subject to applicable German law implementing a bank regulatory recovery and resolution regime over us that provides for the reduction, including to zero, of any such Payment Claims or the conversion of all or part of such Payment Claims to an equity interest, and no holder of the Subordinated Notes will have any claim against us in connection with or arising out of the application of any such German law. We are currently supervised by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht), which we refer to as the “BaFin,” and we refer to the BaFin or any other competent authority assuming the relevant supervisory functions currently performed by the BaFin as the “Relevant Regulator.”

The Subordinated Notes will constitute a separate series of subordinated debt securities issued under a subordinated indenture (which we refer to as the “Subordinated Indenture”) comprising a base subordinated indenture (which we refer to as the “Base Subordinated Indenture”) entered into on May 21, 2013 among us, Wilmington Trust, National Association, as trustee (which we refer to as the “Trustee”) and Deutsche Bank Trust Company Americas (which we refer to as “DBTCA”), as initial principal paying agent, transfer agent and registrar, and a supplement thereto (which we refer to as the “Supplemental Subordinated Indenture”) expected to be entered into on or about May 24, 2013 among us, the Trustee and DBTCA. We have filed the Base Subordinated Indenture on May 21, 2013 as an exhibit to a post-effective amendment to the registration statement, and we will file the Supplemental Subordinated Indenture with the SEC on or about May 24, 2013 as an exhibit to a Current Report on Form 6-K. The terms of the Subordinated Notes include those stated in the Subordinated Indenture and those terms made part of the Subordinated Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

The principal corporate trust office of Deutsche Bank Trust Company Americas in New York City is designated as the principal paying agent, transfer agent and registrar. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Form, Ownership and Denomination of the Subordinated Notes

We will issue the Subordinated Notes in fully registered, global (i.e., book-entry) form. Book-entry interests in the Subordinated Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof. The Subordinated Notes will be represented by global securities in the name of a nominee of the Depositary. You will hold beneficial interest in the Subordinated Notes through the Depositary and its participants. The underwriters expect to deliver the Subordinated Notes through the facilities of the Depositary on May 24, 2013. For a more detailed summary of the form of the Subordinated Notes and settlement and clearance arrangements, please see “The Depositary” and “Book-Entry, Delivery and Form” in this prospectus supplement and “Forms of Securities” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Subordinated Notes through the Depositary must trade in the Depositary’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear.

Definitive debt securities will only be issued in limited circumstances described under “The Depositary” and “Book-Entry, Delivery and Form” in this prospectus supplement and “Forms of Securities—Limitations on Issuance of Bearer Securities” in the accompanying prospectus.

Payments on the Subordinated Notes

Subject to any redemption prior to the Maturity Date, as described below, the Subordinated Notes will bear interest (i) from (and including) the Issue Date to (but excluding) May 24, 2023, which we refer to as the “Reset Date,” at a rate of 4.296% per year and (ii) from (and including) the Reset Date to (but excluding) the Maturity Date at a rate per year which will be 2.2475% above the 5 year Swap Rate. Interest will be payable semi-annually in arrears on May 24 and November 24 of each year, commencing on November 24, 2013, which we refer to in each case as an “Interest Payment Date.” Interest on the Subordinated Notes will be computed on the basis of a 360-day year of twelve 30-day months. The regular record dates for the Subordinated Notes will be the Business Day immediately preceding the relevant Interest Payment Date.

If any scheduled Interest Payment Date is not a Business Day, we will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the scheduled Maturity Date or date of redemption (in the circumstances described in “—Redemption” below) or repayment is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Maturity Date or date of redemption or repayment.

“5 year Swap Rate” means the 5 year semi-annual mid-swap rate as displayed on Reuters screen “ISDAFIX1” (or any successor page) as at 11:00 a.m. (New York time), which we refer to as the “Reset Screen Page,” on the day falling two Business Days prior to the Reset Date, which we refer to as the “Reset Interest Determination Date.”

In the event that the 5 year Swap Rate does not appear on the Reset Screen Page on the Reset Interest Determination Date, the 5 year Swap Rate will be the Reset Reference Bank Rate on the Reset Interest Determination Date. “Reset Reference Bank Rate” means the percentage rate determined on the basis of the 5 year Swap Rate Quotations provided by five leading swap dealers in the interbank market (the “Reset Reference Banks”) to the paying agent at approximately 11:00 a.m. (New York time), on the Reset Interest Determination Date. If at least three quotations are provided, the 5 year Swap Rate will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two quotations are provided, the 5 year Swap Rate will be the arithmetic mean of the quotations provided. If only one quotation is provided, the 5 year Swap Rate will be the quotation provided. If no quotations are provided, the 5 year Swap Rate will be equal to the last available 5 year semi-annual mid-swap rate on the Reset Screen Page.

Each such “5 year Swap Rate Quotation” means the arithmetic mean of the bid and offered rates for the semi-annual fixed leg (calculated on a basis of a 360-day year of twelve 30-day months) of a fixed-for-floating U.S. dollar interest rate swap which (i) has a term of 5 years commencing on the Reset Date, (ii) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market and (iii) has a floating leg based on the 3-month U.S. dollar LIBOR rate (calculated on basis of the actual number of days elapsed in 360-day year).

“Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and London.

Payment of principal of, interest on and other amounts owing under the Subordinated Notes, so long as the Subordinated Notes are represented by global securities, will be made to the account of the Depositary, as holder of the global notes, by wire transfer of immediately available funds. We expect that the Depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the global notes as shown on the records of the Depositary. We also expect that payments by the Depositary’s participants to owners of beneficial interests in the global notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Payment of Additional Amounts

Every net payment of the principal of, interest on and other amounts owing under the Subordinated Notes will be made without any withholding or deduction for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed, levied or collected by or on behalf of any relevant jurisdiction, as defined below under “—Redemption—Tax Redemption,” or by or on behalf of any political subdivision or authority therein or thereof having the power to tax (which we refer to as “withholding taxes”), unless such deduction or withholding is required by law. In such event, we will, with respect to any of the Subordinated Notes and subject to certain exceptions and limitations set forth below, pay any additional amounts (which we refer to as “Additional Amounts”) to the beneficial owners of any Subordinated Note as may be necessary in order that every net payment of the principal of, interest on and other amounts owing under such Subordinated Note, after the application of any withholding taxes, will not be less than the amount provided for in such Subordinated Note to be then due and payable.

We will not, however, make any payment of Additional Amounts to any beneficial owner on account of:

•

any present or future tax, assessment or other governmental charge that would not have been so imposed but for the existence of any present or former connection between a holder or beneficial owner of the Subordinated Notes and any relevant jurisdiction other than the mere holding or beneficial ownership of the Subordinated Notes;

•

any present or future tax, assessment or other governmental charge that would not have been so imposed but for the presentation by or on behalf of the beneficial owner of such Subordinated Note for payment on a date more than 15 days after the date on which payment became due and payable or the date on which payment of such Subordinated Note is duly provided for, whichever occurs later;

•

any present or future tax, assessment or other governmental charge to the extent such deduction or withholding can be avoided or reduced if the holder or beneficial owner of the Subordinated Note (or any financial institution through which the holder or beneficial owner holds the Subordinated Notes or through which payment on the Subordinated Note is made) (i) makes a declaration of non-residence or other similar claim for exemption to the relevant tax authority or complies with any reasonable certification, documentation, information or other reporting requirement imposed by the relevant tax authority or (ii) enters into or complies with any applicable certification, identification, information, documentation, registration or other reporting requirement or agreement concerning accounts maintained by the holder or beneficial owner (or such financial institution) or concerning ownership of the holder or beneficial owner (or financial institution) or concerning such holder’s or beneficial owner’s (or such financial institution’s) nationality, residence, identity or connection with the jurisdiction imposing such tax;

•	any estate, inheritance, gift, sales, transfer, excise, capital gains, financial transaction or personal property tax or any similar tax, assessment or governmental charge;

•	any present or future tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of such Subordinated Note;

•

any present or future withholding taxes which are deducted or withheld pursuant to (i) European Council Directive 2003/48/EC or any other European Union Directive or Regulation implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income, or (ii) any international treaty or understanding entered into for the purpose of facilitating cooperation in the reporting and collection of savings income and to which (x) the United States, or (y) the European Union or Germany is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such Directive, Regulation, treaty or understanding;

•

any present or future withholding taxes which are deducted or withheld from payments on a Subordinated Note that is presented for payment by or on behalf of a beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant Subordinated Note to another paying agent in a member state of the European Union;

•	any combination of the items listed above.

Nor will we pay Additional Amounts with respect to any payment on a Subordinated Note to a holder who is a fiduciary or partnership or other than the sole beneficial owner of the payment to the extent the payment would be required by the laws of a relevant jurisdiction (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the holder of the Subordinated Note.

Redemption

Unless previously redeemed or purchased and cancelled, the Subordinated Notes will be redeemed on the Maturity Date at 100% of their principal amount together with any accrued and unpaid interest to (but excluding) the Maturity Date. No subsequent agreement may limit the subordination provisions applicable to the Subordinated Notes, amend their maturity date or redemption date to an earlier date or shorten any applicable notice period.

If any Subordinated Notes are redeemed or repurchased before the date on which such redemption or repurchase is permitted under the terms thereof (other than a tax redemption or a redemption due to a Capital Disqualification Event) or repurchased by us otherwise than in connection with limited market making and customer transaction facilitation activities permitted by Section 10(5a) sentence 6 of the German Banking Act (Kreditwesengesetz), then any amounts paid must be returned to us irrespective of any agreement to the contrary, unless the Subordinated Notes so redeemed or repurchased have been replaced by other regulatory banking capital (haftendes Eigenkapital) of at least equal status within the meaning of the German Banking Act, or the Relevant Regulator has consented to such redemption or repurchase.

Optional Redemption

We may redeem all, but not some, of the Subordinated Notes at our option on the Reset Date, upon the giving of a notice of redemption described below. The redemption price will be equal to 100% of the principal amount of the Subordinated Notes together with accrued interest to the Reset Date. Once CRD 4/CRR has taken effect in the Federal Republic of Germany, we will only be permitted to redeem the Subordinated Notes if, when and to the extent not prohibited by CRD 4/CRR as then in effect in the Federal Republic of Germany.

Notice of a redemption on the Reset Date will be given not less than 30 nor more than 60 days prior to the Reset Date, which date and the applicable redemption price will be specified in the notice. Notice will be given in accordance with “—Notices” below.

Tax Redemption

We may redeem all, but not some, of the Subordinated Notes at our option at any time prior to the Maturity Date, upon the giving of a notice of tax redemption as described below, if we determine that, as a result of:

•

any change in or amendment to the laws, or any regulations or rulings promulgated under the laws of a relevant jurisdiction (as defined below), or of any political subdivision or taxing authority thereof or therein affecting taxation; or

•	any change in or announcement of an official position regarding the application or interpretation of the laws, regulations or rulings referred to above,

in each case, which change or amendment becomes effective or, in the case of a change in or announcement of an official position, is announced, on or after the date of this prospectus supplement, we have or there is a substantial probability that we will become obligated to pay Additional Amounts with respect to any of those Subordinated Notes as described above under “—Payment of Additional Amounts.” The redemption price will be equal to 100% of the principal amount of the Subordinated Notes together with accrued but unpaid interest to the date fixed for redemption. Any such redemption will be subject to a requirement to give notice to or obtain the consent of the Relevant Regulator. In addition, once CRD 4/CRR has taken effect in the Federal Republic of Germany, we will only be permitted to redeem the Subordinated Notes if, when and to the extent not prohibited by CRD 4/CRR as then in effect in the Federal Republic of Germany.

If we elect to redeem the Subordinated Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the payment date.

Prior to the giving of any notice of tax redemption, we will deliver to the Trustee:

•	a certificate stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

•	an opinion of independent legal counsel satisfactory to the Trustee to the effect that we are entitled to effect the redemption based on the statement of facts set forth in the certificate;

provided that no notice of tax redemption may be given earlier than 60 calendar days prior to the earliest date on which we would be obligated to pay the additional amounts if a payment in respect of the Subordinated Notes were then due.

Notice of tax redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice. Notice will be given in accordance with “—Notices” below.

The term “relevant jurisdiction” as used herein means Germany, the United States or the jurisdiction of residence or incorporation of any successor corporation to the Bank.

Redemption due to a Capital Disqualification Event

We may redeem all, but not some, of the Subordinated Notes at our option at any time prior to the Maturity Date, upon the giving of a notice of redemption described below, if, at any time immediately prior to the giving of the notice referred to above, a Capital Disqualification Event has occurred and is continuing. The redemption price will be equal to 100% of the principal amount of the Subordinated Notes together with accrued but unpaid interest to the date fixed for redemption. Any such redemption will be subject to a requirement to give notice to or obtain the consent of the Relevant Regulator. In addition, once CRD 4/CRR has taken effect in the Federal Republic of Germany, we will only be permitted to redeem the Subordinated Notes if, when and to the extent not prohibited by CRD 4/CRR as then in effect in the Federal Republic of Germany.

“Capital Disqualification Event” shall be deemed to have occurred if, as a result of any amendment or supplement to, or change in, the Capital Regulations which are in effect at the Issue Date, the Subordinated Notes are fully excluded from Tier 2 Capital (as defined in the Capital Regulations) of the Bank and/or the Deutsche Bank Group.

“Capital Regulations” means, at any time, the regulations, requirements, guidelines and policies relating to capital adequacy adopted by bodies of the European Union or the Federal Republic of Germany or any other competent authority then in effect in the Federal Republic of Germany and applicable to us.

“CRD 4/CRR” means, taken together, (i) the CRD 4, (ii) the CRR and (iii) any Capital Regulations relating thereto.

“CRD 4” means a directive of the European Parliament and of the Council on the access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms and amending Directive 2002/87/EC of the European Parliament and of the Council on the supplementary supervision of credit institutions, insurance undertakings and investment firms in a financial conglomerate, the first draft of which was published on July 20, 2011, and any successor directive.

“CRR” means a regulation of the European Parliament and of the Council on prudential requirements for credit institutions and investment firms, the first draft of which was published on July 20, 2011, and any successor regulation.

Notice of a redemption due to a Capital Disqualification Event will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice. Notice will be given in accordance with “—Notices” below.

If we elect to redeem the Subordinated Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the payment date.

Repurchase

To the extent we are permitted to do so under the terms of the Subordinated Notes and applicable law, including CRD 4/CRR once it is in effect in the Federal Republic of Germany and as then in effect, we may from time to time purchase Subordinated Notes in the open market or by tender or by private agreement in any manner and at any price or at differing prices. We may, at our discretion or if required under applicable law or regulation, treat any Subordinated Notes that we have so purchased beneficially for our own account (other than in connection with dealing in securities) as cancelled, upon which they will no longer be issued and outstanding. If required under applicable law or regulation, any such purchases will be subject to a requirement to give notice to or obtain the consent of the Relevant Regulator.

Event of Default

An “Event of Default” with respect to the Subordinated Notes means the opening of insolvency proceedings against us by a German court having jurisdiction over us.

There are no other events of default under the Subordinated Notes. In particular, neither non-viability (as defined under the laws governing the supervision of financial institutions, as applicable in the Federal Republic of Germany) nor a Regulatory Bail-in in connection therewith will constitute an Event of Default with respect to the Subordinated Notes.

If an Event of Default occurs or is continuing, the Trustee or the holder or holders of not less than 33 1/3% in aggregate principal amount of all outstanding subordinated debt securities issued under the Base Subordinated Indenture, voting as one class, by notice in writing to us, may declare the principal amount of the Subordinated Notes and interest accrued thereon to be due and payable immediately in accordance with the terms of the Subordinated Indenture.

If we fail to make payments of principal of, interest on, or other amounts owing under the Subordinated Notes when due for reasons other than (i) pursuant to the subordination provisions of the Subordinated Notes or (ii) due to a Regulatory Bail-in, we will be in default on our obligations under the Subordinated Indenture. In such case, the Trustee and the holders of the Subordinated Notes could take action against us, but they may not accelerate the maturity of the Subordinated Notes. If we fail to make any payments of principal of, interest on or other amounts owing under the Subordinated Notes when due (i) pursuant to the subordination provisions of the Subordinated Notes or (ii) due to a Regulatory Bail-in, the Trustee and the holders of the Subordinated Notes will not be permitted to take such action. Moreover, in the event of a Regulatory Bail-in, you may permanently lose the right to the affected amounts. Furthermore, if we become subject to German insolvency proceedings, the Trustee and holders of the Subordinated Notes will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

Upon the occurrence of any Event of Default or any default in the payment of principal of, interest on, or other amounts owing under the Subordinated Notes, we shall give prompt written notice to the Trustee. In accordance with the Subordinated Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the holders of the Subordinated Notes whether in connection with any breach by us of our obligations under the Subordinated Notes, the Subordinated Indenture or otherwise, by such judicial proceedings as the Trustee shall deem most effective, provided that we shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to principal or interest on the Subordinated Notes prior to any date on which the principal of, or any interest on, the Subordinated Notes would have otherwise been payable.

Other than the limited remedies specified above, no remedy against us shall be available to the Trustee or the holders of the Subordinated Notes whether for the recovery of amounts owing in respect of such Subordinated Notes or under the Subordinated Indenture or in respect of any breach by us of our obligations under the Subordinated Indenture or in respect of the Subordinated Notes, except that the Trustee and the holders shall have such rights and powers as they are required to have under the Trust Indenture Act, and provided that any payments are subject to the subordination provisions set forth in the Subordinated Indenture.

Waiver of Right to Set-Off

By accepting a Subordinated Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Subordinated Note or the Subordinated Indenture (or between our obligations under or in respect of any Subordinated Note and any liability owed by a holder) that they might otherwise have against us, whether before or during our winding up or administration, and the claims of a holder of a Subordinated Note may not be set off against any of our claims.

Further Issues

We may, from time to time, without the consent of the holders of the Subordinated Notes, issue additional notes under the Subordinated Indenture having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Subordinated Notes described in this prospectus supplement except for the price to the public and issue date. Any such additional notes, together with the Subordinated Notes offered by this prospectus supplement, may constitute a single series of securities under the Subordinated Indenture, provided that if such additional notes have the same CUSIP, ISIN or other identifying number as the outstanding Subordinated Notes, such additional notes must either (i) be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes or (ii) be otherwise issued in a qualified reopening for U.S. federal income tax purposes. There is no limitation on the amount of notes or other debt securities that we may issue under the Subordinated Indenture.

Replacement of Subordinated Notes

At the expense of the holder, we may, in our discretion, replace any Subordinated Notes that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated Subordinated Notes must be delivered to the trustee, the paying agent and the registrar or satisfactory evidence of the destruction, loss or theft of the Subordinated Notes must be delivered to us, the paying agent, the registrar and the trustee. At the expense of the holder, an indemnity that is satisfactory to us, the principal paying agent, the registrar, in the case of registered Subordinated Notes, and the Trustee may be required before a replacement Subordinated Note will be issued.

Notices

Notices to be given to holders of Subordinated Notes represented by a global note will be given only to the Depositary, as the registered holder, in accordance with its applicable policies as in effect from time to time. We expect that any such notices will be passed on by the Depositary to the beneficial owners of interests in the Subordinated Notes in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants, including Clearstream, Luxembourg and the Euroclear operator. Notices to be given in respect of Subordinated Notes held in street name will be given only to the bank, broker or other financial institution in whose name the Subordinated Notes are registered, and not the owner of any beneficial interests. Notices to be given to holders of certificated (i.e., definitive) Subordinated Notes will be sent by mail to the respective addresses of the holders as they appear in the note register, and will be deemed given when mailed.

Governing Law

The Subordinated Notes and the Subordinated Indenture will be governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions of each of the Subordinated Notes and the Subordinated Indenture, which will be governed by and construed in accordance with German law.

Listing

We intend to apply for the listing of the Subordinated Notes on the New York Stock Exchange in accordance with its rules.

THE DEPOSITARY

The Depository Trust Company, New York, New York will be designated as the depositary for each registered global note. Each registered global note will be registered in the name of Cede & Co., the Depositary’s nominee.

What Is the Depositary? The Depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities deposited with it by its direct participants, and it facilitates the settlement of transactions among its direct participants in those securities through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. The Depositary’s direct participants include both U.S. and non-U.S. securities brokers and dealers, including the agents, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own the Depositary. Access to the Depositary’s book-entry system is also available to others, including both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the SEC.

Beneficial Ownership Interests and the Depositary’s Book-Entry System. Purchases of the Subordinated Notes under the Depositary’s system must be made by or through its direct participants, which will receive a credit for the Subordinated Notes on the Depositary’s records. The ownership interest of each actual purchaser of each Subordinated Note (the “beneficial owner”) is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Subordinated Notes are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Subordinated Notes, except in the event that use of the book-entry system for the Subordinated Notes is discontinued.

To facilitate subsequent transfers, all Subordinated Notes deposited with the Depositary are registered in the name of Cede & Co, or such other name as may be requested by the Depositary. The deposit of Subordinated Notes with the Depositary and their registration in the name of Cede & Co. or such other nominee of the Depositary do not effect any change in beneficial ownership. The Depositary has no knowledge of the actual beneficial owners of the Subordinated Notes; the Depositary’s records reflect only the identity of the direct participants to whose accounts the Subordinated Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Notices and Communications. Conveyance of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Voting. Neither the Depositary nor Cede & Co. (nor such other nominee of the Depositary) will consent or vote with respect to the Subordinated Notes unless authorized by a direct participant in accordance with the Depositary’s procedures. Under its usual procedures, the Depositary mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the Subordinated Notes are credited on the record date.

Payments. Redemption proceeds, distributions, and other payments on the Subordinated Notes will be made to Cede & Co or such other nominee as may be requested by the Depositary. The Depositary’s practice is to credit direct participants’ accounts upon the Depositary’s receipt of funds or other property and corresponding detail information from us or any agent of ours, on the date payable in accordance with their respective holdings shown on the Depositary’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of the Depositary or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements that may be in effect from time to time. Payments of redemption proceeds, distributions, and other payments to Cede & Co. or such other nominee as may be requested by the Depositary are our responsibility or the responsibility of any paying agent of ours, disbursement of such payments to direct participants will be the responsibility of the Depositary, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Discontinuance of the Depositary. The Depositary may discontinue providing its services as depositary with respect to the Subordinated Notes at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depositary is not obtained by us within 90 days, security certificates are required to be printed and delivered. See “Forms of Securities—Global Securities” in the accompanying prospectus.

We may decide to discontinue use of the system of book-entry transfers through the Depositary or any successor depositary. In that event, security certificates will be printed and delivered. See “Forms of Securities—Global Securities” in the accompanying prospectus.

According to the Depositary, the foregoing information relating to the Depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The information in this section concerning the Depositary and its book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof. The Depositary may change or discontinue the foregoing procedures at any time. See “Form of Securities” in the accompanying prospectus for additional information about the form of the Subordinated Notes.

BOOK-ENTRY, DELIVERY AND FORM

The Subordinated Notes will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of, the Depositary and registered in the name of Cede & Co., the Depositary’s nominee. Beneficial interests in the registered global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the registered global notes held by the Depositary through Clearstream, Luxembourg or the Euroclear operator if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear operator’s names on the books of their respective depositaries, which in turn will hold such interests in the registered global notes in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Citibank N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for the Euroclear operator. We refer to each of Citibank, N.A. and JPMorgan Chase Bank, N.A., acting in this depositary capacity, as the “U.S. depositary” for the relevant clearing system. Except as set forth below, the registered global notes may be transferred, in whole but not in part, only to the Depositary, another nominee of the Depositary or to a successor of the Depositary or its nominee.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream, Luxembourg holds securities for its customers, “Clearstream, Luxembourg customers,” and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg provides to Clearstream, Luxembourg customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer. Clearstream, Luxembourg has established an electronic bridge with the Euroclear operator to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear operator.

Distributions with respect to the Subordinated Notes held through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

The Euroclear operator advises that the Euroclear System was created in 1968 to hold securities for its participants, “Euroclear participants,” and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by the Euroclear operator, a bank incorporated under the laws of the Kingdom of Belgium. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

The Euroclear operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

The Euroclear operator provides Euroclear participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and related services.

Non-participants of Euroclear may acquire, hold and transfer book-entry interests in Subordinated Notes through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Subordinated Notes through one or more securities intermediaries standing between such other securities intermediary and the Euroclear operator.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively, the “terms and conditions.” The terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to the Subordinated Notes held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for the Euroclear operator.

Although the Euroclear operator has agreed to the procedures provided below in order to facilitate transfers of securities among Euroclear participants and between Euroclear participants and participants of other intermediaries, it is under no obligation to perform or continue to perform in accordance with such procedures, and such procedures may be modified or discontinued at any time.

Investors electing to acquire securities through an account with the Euroclear operator or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of new issues of securities. Investors electing to acquire, hold or transfer securities through an account with the Euroclear operator or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of secondary market transactions of such securities.

Investors who are Euroclear participants may acquire, hold or transfer interests in securities by book-entry to accounts with the Euroclear operator. Investors who are not Euroclear participants may acquire, hold or transfer interests in securities by book-entry to accounts with a securities intermediary who holds a book-entry interest in these securities through accounts with Euroclear.

The Euroclear operator further advises that investors that acquire, hold and transfer interests in securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between their intermediary and each other intermediary, if any, standing between themselves and the securities.

The Euroclear operator further advises that, under Belgian law, investors that are credited with securities on the records of the Euroclear operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear operator, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear operator. If the Euroclear operator does not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with interests in securities of that type on the Euroclear operator’s records, all participants having an amount of interests in securities of that type credited to their accounts with the Euroclear operator will have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit.

Under Belgian law, the Euroclear operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with those interests in securities on its records.

Individual certificates in respect of the Subordinated Notes will not be issued in exchange for the registered global notes, except in very limited circumstances. If the Depositary notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global notes or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from the Depositary or upon becoming aware that the Depositary is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the Subordinated Notes represented by registered global notes upon delivery of those registered global notes for cancellation.

Title to book-entry interests in the Subordinated Notes will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, the Euroclear operator or the Depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the Subordinated Notes may be transferred within Clearstream, Luxembourg and within the Euroclear System and between Clearstream, Luxembourg and the Euroclear System in accordance with procedures established for these purposes by Clearstream, Luxembourg and the Euroclear operator. Book-entry interests in the Subordinated Notes may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary. Transfers of book-entry interests in the Subordinated Notes among Clearstream, Luxembourg and the Euroclear operator and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, the Euroclear operator and the Depositary.

A further description of the Depositary’s procedures with respect to the registered global notes is set forth in this prospectus supplement under “The Depositary.” The Depositary has confirmed to us, DBSI and the Trustee that it intends to follow those procedures.

Global Clearance and Settlement Procedures

Initial settlement for the Subordinated Notes offered on a global basis will be made in immediately available funds. Secondary market trading between the Depositary’s participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected through the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the Subordinated Notes to or receiving interests in the Subordinated Notes from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of interests in the Subordinated Notes received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a Depositary participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits of interests or any transactions involving interests in the Subordinated Notes received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a Depositary participant and settled during subsequent securities settlement processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on the business day following the Depositary settlement date. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of interests in the Subordinated Notes by or through a Clearstream, Luxembourg customer or a Euroclear participant to a Depositary participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream, Luxembourg and the Euroclear operator have agreed to the foregoing procedures in order to facilitate transfers of interests in the Subordinated Notes among participants of the Depositary, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax consequences of ownership and disposition of the Subordinated Notes. It applies to you only if you hold the Subordinated Notes as capital assets. It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including alternative minimum tax and “Medicare contribution tax” consequences, and different consequences that may apply if you are an investor subject to special rules, such as a financial institution, a regulated investment company, a tax-exempt entity (including an “individual retirement account” or a “Roth IRA”), a dealer in securities, a trader in securities who elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes or a partner therein, or a person holding a note as a part of a “straddle” or other hedging transaction.

This discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this prospectus supplement, changes to any of which subsequent to the date hereof may affect the tax consequences described below, possibly with retroactive effect. It does not address the application of any state, local or foreign tax laws. You should consult your tax adviser concerning the application of U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a Subordinated Note and are an individual who is a citizen or resident of the United States, a domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the Subordinated Notes. You are a “non-U.S. holder” if you are not a U.S. holder.

Tax Consequences to U.S. Holders

U.S. Tax Characterization of the Subordinated Notes

The determination of whether an obligation represents a debt or equity interest is based on all the relevant facts and circumstances at the time the obligation is issued. There is no authority directly addressing the U.S. federal income tax treatment of securities such as the Subordinated Notes that are denominated as subordinated notes but could be subject to German or European laws implementing a bank regulatory recovery and resolution regime that would provide for the reduction, including to zero, of any Payment Claims or the conversion of the Payment Claims to equity interests, as described in “Description of the Subordinated Notes—General.” No such German or European law has been enacted as of the date of this prospectus supplement. Accordingly, based on current law, the Issuer intends to treat the Subordinated Notes as debt for U.S. federal income tax purposes. If a German or European law of the type described above were to be enacted while the Subordinated Notes are outstanding, it is possible that the Subordinated Notes would more properly be characterized as equity for U.S. federal income tax purposes, depending on the terms of the German or European law. In this case, you would be treated as exchanging a debt instrument for an equity instrument in a tax-free recapitalization, and you would not recognize gain or loss for U.S. federal income tax purposes. You should consult your own tax advisors regarding the characterization of the Subordinated Notes and the U.S. federal income tax consequences of such characterization, in particular the potential application of the rules regarding “qualified dividends” in the event the Subordinated Notes are characterized as equity. In any event, the characterization of the Subordinated Notes as debt or equity should not affect the U.S. federal income tax consequences described below, except to the extent specifically noted otherwise below.

Payments of Interest

Amounts that are denominated as interest paid on a Subordinated Note (including any Additional Amounts) (“Coupon Payments”) generally will be taxable to you as ordinary income at the time they accrue or are received, in accordance with your method of accounting for U.S. federal income tax purposes. It is expected that the Subordinated Notes will not be considered to be issued with original issue discount (“OID”) for U.S. federal income tax purposes in excess of a de minimis amount, and this disclosure assumes as such. In general, however, if the Subordinated Notes are characterized as debt for U.S. federal income tax purposes and are issued with OID in excess of a de minimis amount, you will be required to include any such OID in income for U.S. federal income tax purposes as it accrues, before the receipt of cash payments attributable to this income.

Taxable Disposition of a Subordinated Note

Upon the taxable disposition of a Subordinated Note (including early redemption or settlement at maturity), you will recognize U.S.-source taxable gain or loss equal to the difference between the amount realized and your basis in the Subordinated Note. For this purpose, the amount realized generally does not include any amount attributable to accrued interest, which generally will be treated as a payment of interest. Your basis in a Subordinated Note will generally equal your initial investment in that Subordinated Note. In general, gain or loss realized upon the taxable disposition of a Subordinated Note will be capital gain or loss and will be long-term capital gain or loss if you have held the Subordinated Note for more than one year. The deductibility of capital losses is subject to limitations.

Tax Consequences to U.S. Holders and Non-U.S. Holders

FATCA

If the Subordinated Notes are characterized as equity for U.S. federal income tax purposes, legislation generally referred to as FATCA (as interpreted in final regulations and other published guidance) may impose a withholding tax of 30% on Coupon Payments to certain non-U.S. entities (including financial intermediaries) as well as the proceeds of taxable dispositions of the Subordinated Notes, unless various U.S. information reporting and due diligence requirements have been satisfied. This withholding tax will not apply to payments made and proceeds received before January 1, 2017, and the timing and mechanics of its application after that date are uncertain at this time. The reporting and diligence requirements of the FATCA regime, which are potentially quite burdensome, generally relate to determining whether interests in or accounts with such non-U.S. entities are owned by U.S. persons. Accordingly, you may be required to provide a U.S. tax form or other documentation in order to certify your status under FATCA. As described under the third subparagraph of the second paragraph under “Description of the Subordinated Notes—Payment of Additional Amounts,” we will not pay Additional Amounts on account of any withholding tax imposed by FATCA.

Germany has indicated that it will enter into an intergovernmental agreement with the United States that will apply to German financial institutions (such as Deutsche Bank AG) in lieu of FATCA and will seek to achieve the compliance objectives of FATCA. Any rules adopted by Germany to implement such an intergovernmental agreement may affect the manner in which FATCA applies to a holder of the Subordinated Notes.

FATCA is particularly complex and its application to Deutsche Bank AG, the Subordinated Notes, and the holders of the Subordinated Notes is uncertain at this time. You are encouraged to consult with your own tax advisors regarding the possible implications of FATCA for your investment.

Information Reporting and Backup Withholding

Payments in respect of the Subordinated Notes may be subject to information reporting. These amounts may also be subject to backup withholding at the rate specified in the Code unless you provide certain identifying information (such as a correct taxpayer identification number, if you are a

U.S. holder) and otherwise satisfy the requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly completed Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

The U.S. federal income tax discussion set forth above does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances. You should consult your tax adviser regarding the application of U.S. federal tax laws in your particular circumstances, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

TAXATION BY GERMANY OF NON-RESIDENT HOLDERS

The following is a general discussion of certain German tax consequences of the acquisition, ownership and disposition of the Subordinated Notes by a holder that is not tax resident in Germany and that purchases the Subordinated Notes in their initial offering. This summary is based on the laws and administrative guidance that is in force in the Federal Republic of Germany as of the date of this document. These rules are subject to change, possibly with retroactive effect. This discussion does not purport to be a complete, exhaustive or final summary of the tax rules and practice currently applicable in Germany. You should obtain individual tax advice as to the tax consequences in your own particular circumstances of the acquisition, holding, disposition and repayment of the Subordinated Notes.

Income from Subordinated Notes. Interest that we pay on the Subordinated Notes and capital gains derived by you on the sale or other disposition of the Subordinated Notes are generally not subject to tax in Germany if you are not a German tax resident. German tax residents are individuals that have their residence or their customary place of abode in Germany and corporations that maintain their statutory seat or place of management in Germany. In certain limited cases, you will, however, be subject to tax in Germany with respect to interest payments and capital gains derived from the Subordinated Notes even though you are not a German tax resident, in particular if (i) you hold the Subordinated Notes as business assets of a German permanent establishment (including a permanent representative in Germany) or (ii) the interest payments or capital gains are connected with other German source income (such as the letting and leasing of property in Germany).

German Withholding Tax. If you are not a German tax resident but your Subordinated Notes are kept in a German securities deposit account with or are administered by a German bank or a German financial services institution, a German securities trading enterprise or a German securities trading bank (including German branches of foreign institutions but excluding foreign branches of German institutions), such financial institution has to withhold tax on interest payments and capital gains at a rate of 25% (plus 5.5% solidarity surcharge thereon, resulting in an aggregate withholding rate of 26.375%) if (i) you are subject to tax with respect to such income in Germany (as described above) or (ii) you do not provide sufficient evidence of the fact that you are not subject to tax with respect to such income in Germany. The withholding tax can generally be credited as prepayment against the German corporate or personal income tax liability (if any) and refunded in the amount of any excess.

Other Taxes. No estate or gift taxes will arise as a result of the transfer of the Subordinated Notes under the laws of the Federal Republic of Germany unless (i) you or the beneficiary (e.g., heir or donee) are resident in Germany, (ii) you are a German citizen and you have not lived for more than 5 consecutive years outside Germany without maintaining a German residence or (iii) you hold the Subordinated Notes as part of a business property for which a permanent establishment is maintained in Germany or for which a permanent representative in Germany has been appointed. No stamp, issue, registration or similar taxes or duties will be payable in Germany in connection with the issuance, delivery or execution of the Subordinated Notes. On February 14, 2013, however, the European Commission proposed a draft directive for the implementation of a financial transaction tax that may also apply to the transfer of Subordinated Notes by non-German residents as of January 1, 2014.

EU Directive on the Taxation of Savings Income. On July 1, 2005, a directive adopted by the European Union Council of Economic and Finance Ministers regarding the taxation of savings income payments came into effect. The directive obliges a Member State of the European Union (“EU”) to provide to the tax authorities of another EU Member State details of payments of interest or other similar payments made by a person (such as an issuer or paying agent) within its jurisdiction for the immediate benefit of an individual in that other EU Member State (including certain payments secured for their benefit). However, for a transitional period Austria and Luxembourg will instead operate a withholding system in relation to such payments. Under such a withholding system, the recipient of the interest payment must be allowed to elect that provision of information procedures should be applied instead of withholding. Luxembourg has announced that it will repeal the withholding system and provide information in accordance with the directive as of January 1, 2015.

A number of non-EU countries, and certain dependent or associated territories of certain EU Member States, have agreed to adopt similar measures (either provisions of information or transitional withholding) in relation to payments made by a person within its jurisdiction to an individual resident in an EU Member State. In addition, the EU Member States have entered into reciprocal provisions of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in an EU Member State to an individual resident in one of those territories.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Subordinated Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” of such Plans with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans unless exemptive relief is available under a statutory or administrative exemption. Such Parties in Interest could include, without limitation, us, the agents, the calculation agent, the paying agent, transfer agent and registrar, the Depositary or any of our or their respective affiliates. Parties in Interest that engage in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. Thus, a plan fiduciary considering an investment in the Subordinated Notes should also consider whether such investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. For example, the Subordinated Notes might be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between a Party in Interest and an investing Plan which would be prohibited unless exemptive relief were available under an applicable exemption.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Subordinated Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the Subordinated Notes and related lending transactions, provided that neither the Party in Interest nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Subordinated Notes.

Accordingly, unless otherwise provided in the applicable term sheet or pricing or other applicable supplement, the Subordinated Notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption.

The fiduciary investment considerations summarized above generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”). However, these Non-ERISA Arrangements may be subject to similar provisions under applicable federal, state, local foreign or other regulations, rules or laws (“Similar Laws”). The fiduciaries of plans subject to Similar Laws should also consider the foregoing issues in general terms as well as any further issues arising under any applicable Similar Laws.

Each purchaser or holder of the Subordinated Notes or any interest therein shall be deemed to have represented and warranted, on each day such purchaser or holder holds such Subordinated Notes, that either (a) it is not a Plan or a Non-ERISA Arrangement and it is not purchasing or holding such Subordinated Notes on behalf of or with “plan assets” of any Plan or Non-ERISA Arrangement or (b) its purchase and holding of such Subordinated Notes are eligible for exemptive relief under Section 406 of ERISA and Section 4975 of the Code and will not result in a violation of any Similar Law.

Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the Subordinated Notes on behalf of any Plan or Non-ERISA Arrangement consult with their counsel prior to purchasing the Subordinated Notes.

The Subordinated Notes are contractual financial instruments. The financial exposure provided by the Subordinated Notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Subordinated Notes. The Subordinated Notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Subordinated Notes.

Each purchaser or holder of any Subordinated Notes acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or any of our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Subordinated Notes, (B) the purchaser or holder’s investment in the Subordinated Notes, (C) the holding of the Subordinated Notes, or (D) the exercise of or failure to exercise any rights we or our affiliate have under or with respect to the Subordinated Notes;

(ii)	we and our affiliates have acted and will act solely for our own account in connection with our obligations under the Subordinated Notes;

(iii)	any and all assets and positions relating to hedging transactions by us or any of our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests and the interests of our affiliates are adverse to the interests of the purchaser or holder; and

(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Subordinated Notes has exclusive responsibility for ensuring that its purchase and holding of the Subordinated Notes does not violate the fiduciary or prohibited transaction rules of ERISA or Section 4975 of the Code or any applicable Similar Laws. The sale of any Subordinated Notes to any Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We and the underwriters for the offering named below, which we refer to as the “Underwriters,” have entered into an underwriting agreement and a pricing agreement with respect to the Subordinated Notes. Subject to certain conditions, we have agreed to sell to the Underwriters and each Underwriter has severally agreed to purchase the respective principal amounts of the Subordinated Notes indicated opposite such Underwriter’s name in the following table.

Underwriters	Principal Amount of Subordinated Notes
Deutsche Bank Securities Inc.	$1,215,000,000
ABN AMRO Securities (USA) LLC	$15,000,000
Banco Bilbao Vizcaya Argentaria, S.A.	$15,000,000
Banca IMI S.p.A.	$15,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$15,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$15,000,000
Commerz Markets LLC	$15,000,000
Credit Agricole Securities (USA) Inc.	$15,000,000
Credit Suisse Securities (USA) LLC	$15,000,000
DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main	$15,000,000
ING Bank N.V. Belgian Branch	$15,000,000
Lloyds Securities Inc.	$15,000,000
RB International Markets (USA) LLC	$15,000,000
Regions Securities LLC	$15,000,000
Scotia Capital (USA) Inc.	$15,000,000
SEB Enskilda, Inc.	$15,000,000
SMBC Nikko Capital Markets Limited	$15,000,000
SG Americas Securities, LLC	$15,000,000
Swedbank AB (publ)	$15,000,000
UniCredit Bank AG	$15,000,000

Total	$1,500,000,000

The underwriting agreement and the pricing agreement provide that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters have undertaken to purchase all the Subordinated Notes offered by this prospectus supplement if any of these Subordinated Notes are purchased.

Subordinated Notes sold by the Underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. If all the Subordinated Notes are not sold at the initial public offering price, the Underwriters may change the offering price and the other selling terms.

We intend to apply for the listing of the Subordinated Notes on the New York Stock Exchange. The Subordinated Notes are a new issue of securities with no established trading market. The Underwriters may or may not make a market in the Subordinated Notes but, in any case, are not obligated to do so and may discontinue market making at any time without notice. In addition, any market-making activities entered into will be subject to the limits imposed by the Securities Act and the Exchange Act. No assurance can be given as to the liquidity of the trading market for the Subordinated Notes.

The Subordinated Notes will settle through the facilities of the Depositary and its participants (including Clearstream, Luxembourg and Euroclear). The CUSIP number for the Subordinated Notes is US251525AM33 and the ISIN is 251525 AM3.

Certain of the Underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of FINRA.

We estimate that our total expenses for the offering, excluding underwriting commissions will be approximately $500,000.

We have agreed to indemnify the several Underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments which the Underwriters and such persons may be required to make as a result of such liabilities.

Conflicts of Interest

Deutsche Bank Securities Inc., which we refer to as “DBSI,” is a wholly owned indirect subsidiary of ours. Because DBSI is both an affiliate of ours and a member of the Financial Industry Regulatory Authority, which we refer to as “FINRA,” any distribution of the Subordinated Notes offered hereby will be made in compliance with the applicable provisions of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, DBSI may not make sales in offerings of the Subordinated Notes to any of its discretionary accounts without the prior written approval of the customer.

Following the initial distribution of the Subordinated Notes, each Underwriter may offer and sell those Subordinated Notes in the course of its business as a broker-dealer. An Underwriter may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. The Underwriters may use this prospectus supplement in connection with any of those transactions. No Underwriter is obligated to make a market in any of the Subordinated Notes, and any Underwriter that does make a market may discontinue doing so at any time without notice.

In the ordinary course of business, the Underwriters and their respective affiliates have provided financial advisory, investment banking and general financing and banking services for us and our affiliates for customary fees, and may do so again in the future.

In connection with the offering, the Underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Stabilization Transactions and Short Sales

In order to facilitate the offering of the Subordinated Notes, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Subordinated Notes or any other securities, the prices of which may be used to determine payments on the Subordinated Notes. Specifically, the Underwriters may sell more Subordinated Notes than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of Subordinated Notes available for purchase by the Underwriters under any overallotment option. The Underwriters can close out a covered short sale by exercising the overallotment option or purchasing the Subordinated Notes in the open market. In determining the source of Subordinated Notes to close out a covered short sale, the Underwriters will consider, among other things, the open market price of the Subordinated Notes compared to the price available under the overallotment option. The Underwriters may also sell the Subordinated Notes or any other securities in excess of the overallotment option, creating a naked short position. The Underwriters must close out any naked short position by purchasing Subordinated Notes in the open market. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the Subordinated Notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Underwriters may bid for, and purchase, the Subordinated Notes or any other securities in the open market to stabilize the price of the Subordinated Notes or of any other securities. Finally, the underwriting syndicate or lead Underwriter may also reclaim selling concessions allowed to an Underwriter or a dealer for distributing the Subordinated Notes in the offering, if the syndicate or lead Underwriter repurchases previously distributed Subordinated Notes to cover syndicate short positions or to stabilize the price of the Subordinated Notes. Any of these activities may raise or maintain the market price of the Subordinated Notes above independent market levels or prevent or retard a decline in the market price of the Subordinated Notes. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

The Underwriters also may impose a penalty bid. This occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because such Underwriter or its affiliates have repurchased notes sold by or for the account of such Underwriter in stabilizing or short covering transactions.

Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of any Subordinated Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in the Relevant Member State except that an offer to the public in that Relevant Member State may be made at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer;

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Subordinated Notes referred to in (b) or (c) above shall require us or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Subordinated Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Subordinated Notes to be offered so as to enable an investor to decide to purchase or subscribe the Subordinated Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State; the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State; and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This European Economic Area selling restriction is in addition to any other selling restrictions set out in this prospectus supplement.

United Kingdom

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Subordinated Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Subordinated Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Each Underwriter has severally represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Subordinated Notes in circumstances in which section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Subordinated Notes in, from or otherwise involving the United Kingdom.

People’s Republic of China

This prospectus supplement and the accompanying prospectus may not be circulated or distributed in the People’s Republic of China (“China”) and the Subordinated Notes may not be offered or sold, and will not be offered or sold, to any person for re-offering or resale directly or indirectly to any resident of China except pursuant to applicable laws and regulations of China. For the purpose of this paragraph, China does not include Taiwan or the special administrative regions of Hong Kong and Macau.

Hong Kong

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this prospectus supplement and the accompanying prospectus, they should obtain independent professional advice.

This offer is not being made in Hong Kong, by means of any document, other than (1) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO.

There is no advertisement, invitation or document relating to the Subordinated Notes which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to the persons or in the circumstances described in the preceding paragraph.

Japan

The Subordinated Notes offered in this prospectus supplement and the accompanying prospectus have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The Subordinated Notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Securities and Futures Act). Accordingly, neither this prospectus supplement nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Subordinated Notes may be circulated or distributed, nor may the Subordinated Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than in circumstances where the registration of a prospectus is not required and thus only (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a relevant person (as defined in section 275 of the Securities and Futures Act) or to any person pursuant to section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in section 275 of that Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. No person receiving a copy of this prospectus supplement and the accompanying prospectus may treat the same as constituting any invitation to him/her, unless in the relevant territory such an invitation could be lawfully made to him/her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased the Subordinated Notes, namely a person who is:

(a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

(b) a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor, should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the Subordinated Notes under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless (i) the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust); (ii) no consideration is or will be given for the transfer; or (iii) the transfer is by operation of law.

South Korea

The Subordinated Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Subordinated Notes have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the Subordinated Notes may not be re-sold to South Korean residents unless the purchaser of the Subordinated Notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Switzerland

This prospectus supplement and the accompanying prospectus do not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the Subordinated Notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement and the accompanying prospectus may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the Subordinated Notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the Subordinated Notes with a view to distribution.

Taiwan

The Subordinated Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Subordinated Notes in Taiwan.

General

Each Underwriter has severally represented and agreed that it will not take any action (including without limitation, the possession or distribution of the accompanying prospectus, this prospectus supplement or any other offering document or any publicity or other material relating to the Subordinated Notes) in any country or jurisdiction outside of the United States where such action would (i) result in any violation of applicable law or (ii) cause the issuance of the Subordinated Notes to be considered an offering to the public under applicable law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-184193) that we have filed with the SEC under the Securities Act. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is an important part of this prospectus supplement. For information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to “Where You Can Find Additional Information” on page 5 of the accompanying prospectus.

In addition to the specific documents incorporated by reference listed on page 5 of the accompanying prospectus, we incorporate by reference in this prospectus supplement and the accompanying prospectus (i) the Annual Report on Form 20-F of Deutsche Bank Aktiengesellschaft for the year ended December 31, 2012, filed on April 15, 2013, (ii) the Current Reports on Form 6-K of Deutsche Bank Aktiengesellschaft dated April 30, 2013 and May 14, 2013 and (iii) the post-effective amendment to the registration statement filed on May 21, 2013, in each case only to the extent expressed therein to be incorporated by reference into the then-effective registration statement of Deutsche Bank Aktiengesellschaft.

In addition to the documents listed in the accompanying prospectus and described above, we incorporate by reference in this prospectus supplement and the accompanying prospectus any future documents we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering is completed. Reports on Form 6-K we furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it (or such portions) is incorporated by reference in this prospectus supplement.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany, Attention: Investor Relations (Telephone: +49-69-910-00).

LEGAL MATTERS

Certain legal matters with respect to United States and New York law will be passed upon for the Underwriters by Cleary Gottlieb Steen & Hamilton LLP, Frankfurt am Main, Germany. Certain legal matters with respect to German law will be passed upon for Deutsche Bank AG by Group Legal Services of Deutsche Bank AG.

EXPERTS

The consolidated financial statements of Deutsche Bank Aktiengesellschaft and its subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, which were prepared in accordance with IFRS and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 appearing in our annual report on Form 20-F for the year ended December 31, 2012, are incorporated by reference herein in reliance upon the audit reports of KPMG AG Wirtschaftsprüfungsgesellschaft (which we refer to as “KPMG”), The Squaire, Am Flughafen, 60549 Frankfurt am Main, Germany, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

Deutsche Bank Aktiengesellschaft

Ordinary Shares

Tradable Subscription Rights to Subscribe for Ordinary Shares

Debt Securities

Warrants

Purchase Contracts

Units

We, Deutsche Bank Aktiengesellschaft, may, from time to time, offer any of the following securities:

•	ordinary shares of Deutsche Bank Aktiengesellschaft;

•	tradable subscription rights to subscribe for ordinary shares of Deutsche Bank Aktiengesellschaft;

•

debt securities that may consist of senior or subordinated debt securities, including debt securities convertible into, exchangeable for, or linked to one or more of the following: other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, indices, currencies, commodities, interest rates, intangibles, articles or goods, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items;

•

warrants or warrants in the form of subscription rights to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items;

•

purchase contracts to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items; and

•

units that may consist of any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, debt securities issued by Deutsche Bank Aktiengesellschaft and debt obligations or other securities of Deutsche Bank Aktiengesellschaft or an entity affiliated or not affiliated with Deutsche Bank Aktiengesellschaft.

This prospectus describes the general terms of these securities and the general manner in which the securities will be offered. The specific terms of any securities offered will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which the securities will be offered. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.

The ordinary shares of Deutsche Bank Aktiengesellschaft are listed on all the German stock exchanges (Frankfurt, Berlin, Düsseldorf, Hamburg, Hanover, Munich and Stuttgart) as well as the New York Stock Exchange, where the ordinary shares trade under the symbol “DB.” Unless stated otherwise in a prospectus supplement, we will not list the other securities offered hereunder on any securities exchange.

These securities may be offered directly or to or through underwriters, agents or dealers, including Deutsche Bank Securities Inc. The names of any underwriters, agents or dealers will be included in the applicable prospectus supplement.

Investing in the securities involves risks. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency or instrumentality.

The date of this prospectus is September 28, 2012.

SUMMARY OF REGISTERED SECURITIES

Deutsche Bank Aktiengesellschaft, which we also refer to as the “Bank” or “we,” may offer any of the following securities: ordinary shares, tradable subscription rights to subscribe for ordinary shares, debt securities, warrants, purchase contracts and units. The following summary describes these securities in general terms only. You should read the summary together with the more detailed information contained in the rest of this prospectus and the applicable prospectus supplement.

Ordinary Shares

We may offer ordinary shares.

Tradable

Subscription

Rights

We may issue tradable subscription rights that would entitle the holders to subscribe for ordinary shares. We will provide one or more prospectus supplements that describe the specific terms of any subscription rights offering, including, as applicable, the title of the subscription rights; the exercise price for the subscription rights; the number of subscription rights issued; the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date; the date on which the exercise of the subscription rights will commence, and the date on which the rights will expire; information regarding the trading of the subscription rights, including the stock exchanges, if any, on which the subscription rights will be tradable; and any other terms of the subscription rights, including terms, procedures and limitations relating to the exercise of the subscription rights.

Debt Securities

We may issue senior and subordinated debt securities. We will provide one or more prospectus supplements that describe the specific designation; the aggregate principal amount; the purchase price; the maturity; the redemption terms; whether the debt securities are senior or subordinated debt securities and, if they are subordinated debt securities, the terms of the subordination; whether the securities are linked, convertible or exchangeable securities and, if so, the securities (which may be issued by us or an entity affiliated or not affiliated with us), indices, currencies, commodities, interest rates, intangibles, articles or goods, or other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items to which they are linked or into or for which they are convertible or exchangeable; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; the interest rate, manner of calculating the interest rate and the time of payment of interest, if any; the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism; the listing, if any, on a securities exchange; and any other specific terms of the debt securities.

The senior debt securities will be issued under the senior indenture dated November 22, 2006 among us, as issuer, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent and registrar. The subordinated debt securities will be issued under a subordinated indenture we will enter into with a U.S. banking institution we will identify, as trustee, and one or more paying agents, an issuing agent and a registrar we will identify. We may amend, restate or replace the senior indenture and/or the subordinated debt indenture from time to time. The indentures that govern our debt securities do not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the indentures under the heading “Description of Debt Securities.” We encourage you to read the senior indenture and the form of subordinated indenture, which are exhibits to our registration statement.

Warrants

We may offer warrants to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

In a prospectus supplement, we will inform you of the exercise price and describe other specific terms of the warrants, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under the warrants by delivering or purchasing the underlying securities, commodities, currencies or instruments, or their cash value. Warrants will not be contractually subordinated in priority of payment to our senior obligations.

Purchase

Contracts

We may offer purchase contracts to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

In a prospectus supplement, we will describe the specific terms of the purchase contracts, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under the purchase contracts by delivering or purchasing the underlying securities, commodities, currencies or instruments, or their cash value. Purchase contracts will not be contractually subordinated in priority of payment to our senior obligations.

Units

We may offer as units any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, debt securities issued by us, and debt obligations or other securities of an entity affiliated or not affiliated with us. In a prospectus supplement, we will describe the particular combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts and debt securities issued by us, or debt obligations or other securities of an entity affiliated or not affiliated with us, constituting any units and any other specific terms of the units. Units will not be contractually subordinated in priority of payment to our senior obligations.

Form

We may issue ordinary shares, tradable subscription rights to subscribe for ordinary shares, debt securities, warrants, purchase contracts and units, in each case in fully registered form or in bearer form and, in either case, in definitive form or global form.

Terms Specified in

Prospectus

Supplements

When we decide to sell particular securities, we will provide a prospectus supplement describing the securities offering and the specific terms of the securities. You should carefully read this prospectus and the applicable prospectus supplement.

We will offer our ordinary shares, tradable subscription rights to subscribe for ordinary shares, debt securities, warrants, purchase contracts and units to investors on terms determined by market and other conditions. Our securities may be sold for U.S. dollars or foreign currency. Principal of, and any premium or interest on, debt securities and cash amounts payable under warrants or purchase contracts may be payable in U.S. dollars or foreign currency, as we specifically designate in the related prospectus supplement.

Any prospectus supplement we provide will include the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of the securities being offered and the managing underwriters for any securities sold to or through underwriters. Any underwriters, including managing underwriters, dealers or agents in the United States may include Deutsche Bank Securities Inc. or other affiliates of ours.

Branches

We may act directly through our principal office in Frankfurt or through one of our branch offices, such as our London branch, our New York branch, or such other branch as specified in the applicable prospectus supplement.

Conflicts of

Interest

To the extent an offering of the securities will be distributed by Deutsche Bank Securities Inc. or any other U.S. broker-dealer affiliate of the Bank, each such offering of securities will be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or “FINRA,” regarding a FINRA member firm’s distribution of securities of affiliates. See “Plan of Distribution — Conflicts of Interest.”

ABOUT THIS PROSPECTUS

References in this prospectus to the “Bank,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches) and, unless the context requires otherwise, will include our other consolidated subsidiaries. In the sections of this prospectus entitled “Description of Ordinary Shares,” “Description of Tradable Subscription Rights to Subscribe for Ordinary Shares,” “Description of Debt Securities,” “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units references to “Bank,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches), as issuer of the securities described in such sections.

References to “you” or “your” mean those who invest in the securities being offered, whether they are the direct holders or owners of beneficial interests in those securities. References to “holders” mean those who own securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in securities issued in book-entry form through The Depository Trust Company or another depositary or in securities registered in street name. Owners of beneficial interests in the securities should read the section entitled “Forms of Securities.”

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in the prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. A prospectus supplement may add, modify or replace information contained in this prospectus. If a prospectus supplement is inconsistent with this prospectus, the terms of the prospectus supplement will control. Therefore the statements made in this prospectus may not be the terms that apply to the securities you purchase. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” beginning on page 4 of this prospectus before purchasing any securities.

Following the initial distribution of an offering of securities, certain affiliates of ours may offer and sell those securities in the course of their businesses. Such affiliates may act as principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

References to “EUR,” “€” and “euros” are to the euro, the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the treaty establishing the European Community, as amended by the treaty on European Union. References to “USD,” “U.S. dollars,” “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file reports and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Copies of these materials can also be obtained from the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-732-0330 for further information about the Public Reference Room. The SEC also maintains an internet website that contains reports and other information regarding us that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information that we have filed with the SEC by reference to file number 001-15242. Reports and other information concerning the business of Deutsche Bank Aktiengesellschaft may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. Current Reports on Form 6-K we furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it (or any such portion) is incorporated by reference in this prospectus. We incorporate by reference in this prospectus:

(1)

“Item 10: Additional Information — Memorandum and Articles of Association” of the Annual Report on Form 20-F of Deutsche Bank Aktiengesellschaft for the year ended December 31, 2008, filed on March 24, 2009, which we also refer to as our “2008 Form 20-F.”

(2)	Annual Report on Form 20-F of Deutsche Bank Aktiengesellschaft for the year ended December 31, 2011, filed on March 20, 2012, which we also refer to as our “2011 Form 20-F.”

(3)

Current Reports on Form 6-K of Deutsche Bank Aktiengesellschaft dated April 27, 2012, July 31, 2012, August 14, 2012 and September 12, 2012, in each case only to the extent expressed therein to be incorporated by reference into a then-effective registration statement of Deutsche Bank Aktiengesellschaft.

Upon request, we will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.

You may request, at no cost to you, a copy of these documents (other than exhibits thereto not specifically incorporated by reference) by writing or telephoning us at: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany, Attention: Investor Relations (Telephone: +49- 69-910-00). Certain of these documents can also be obtained on our website http://www.deutsche-bank.com/ir under “Reporting and Events — Reports — SEC Filing.” Reference to this “uniform resource locator” or “URL” is made as an inactive textual reference for informational purposes only. Other information found at this website is not incorporated by reference in this document.

USE OF NON-GAAP FINANCIAL MEASURES

This document contains or incorporates by reference non-GAAP financial measures. Non-GAAP financial measures are measures of our historical or future performance, financial position or cash flows that contain adjustments that exclude or include amounts that are included or excluded, as the case may be, from the most directly comparable measure calculated and presented in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and as endorsed by the European Union (“EU”) in our financial statements.

Descriptions of non-GAAP financial measures we use and the adjustments made to the most directly comparable IFRS financial measures to obtain them are set forth in our 2011 Form 20-F and the other documents incorporated by reference herein.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplements, including the information incorporated by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are statements that are not historical facts, including statements about our beliefs and expectations. We use words such as “believe,” “anticipate,” “expect,” “intend,” “seek,” “estimate,” “project,” “should,” “potential,” “reasonably possible,” “plan,” “aim” and similar expressions to identify forward-looking statements. In addition, we may from time to time make forward-looking statements in our periodic reports to the SEC on Forms 20-F and 6-K, annual and interim reports, invitations to annual shareholders’ meetings and other information sent to shareholders, offering circulars and prospectuses, press releases and other written materials. Our Management Board, Supervisory Board, officers and employees may also make oral forward-looking statements to third parties, including financial analysts.

Such forward-looking statements may include, without limitation, statements relating to the following:

•	the potential development and impact on us of economic and business conditions, including the ongoing sovereign debt crisis in Europe, and the legal and regulatory environment to which we are subject;

•	the implementation of our strategic initiatives and other responses thereto;

•	the development of aspects of our results of operations;

•	our expectations of the impact of risks that affect our business, including the risks of losses on our trading processes and credit exposures; and

•	other statements relating to our future business development and economic performance.

By their very nature, forward-looking statements involve risks and uncertainties, both general and specific. We base these statements on our current plans, estimates, projections and expectations. You should therefore not place too much reliance on them. Our forward-looking statements speak only as of the date we make them, and we undertake no obligation to update any of them in light of new information or future events.

We caution you that a number of important factors could cause our actual results to differ materially from those we describe in any forward-looking statement. These factors include, among others, the following:

•	the potential development and impact on us of economic and business conditions, including the ongoing sovereign debt crisis in Europe;

•	other changes in general economic and business conditions;

•	changes and volatility in currency exchange rates, interest rates and asset prices;

•	changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions;

•	changes in our competitive environment;

•	the success of our acquisitions, divestitures, mergers and strategic alliances;

•

our success in implementing our strategic initiatives and other responses to economic and business conditions, including the ongoing sovereign debt crisis in Europe, and the legal and regulatory environment and realizing the benefits anticipated therefrom; and

•	other factors, including those we refer to in “Item 3: Key Information — Risk Factors” of our 2011 Form 20-F and elsewhere in the 2011 Form 20-F, this document, and others to which we do not refer.

DEUTSCHE BANK AKTIENGESELLSCHAFT

Deutsche Bank Aktiengesellschaft is a stock corporation organized under the laws of Germany registered in the Commercial Register of the District Court in Frankfurt am Main under registration number HRB 30 000. Our registered office is in Frankfurt am Main. We maintain our head office at Taunusanlage 12, 60325 Frankfurt am Main, Germany.

Deutsche Bank Aktiengesellschaft originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Rheinisch-Westfälische Bank Aktiengesellschaft, Düsseldorf, and Süddeutsche Bank Aktiengesellschaft, Munich. Pursuant to the Law on the Regional Scope of Credit Institutions, these were disincorporated in 1952 from Deutsche Bank, which had been founded in 1870. The merger and the name were entered in the Commercial Register of the District Court Frankfurt am Main on May 2, 1957.

We are the parent company of a group consisting of banks, capital market companies, fund management companies, a real-estate finance company, installment financing companies, research and consultancy companies and other German and non-German companies. We offer a wide variety of investment, financial and related products and services to private individuals, corporate entities and institutional clients around the world.

We are one of the largest banks in Germany and one of the largest financial institutions in Europe and the world measured by total assets. As of June 30, 2012, on an unaudited basis, we had total assets of €2,241.2 billion, total liabilities of €2,184.8 billion and total shareholders’ equity of €55.7 billion, in each case on the basis of IFRS.

As of June 30, 2012, our share capital amounted to €2,380 million consisting of 929,499,640 ordinary shares of no par value, of which 917,983,385 were outstanding. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German stock exchanges and are listed on the New York Stock Exchange.

Please refer to our 2011 Form 20-F and the other documents incorporated by reference herein for additional information and financial statements relating to us.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

Deutsche Bank AG is a German stock corporation (Aktiengesellschaft or AG), and its registered office and most of its assets are located outside of the United States. In addition, most of the members of our Management Board (Vorstand), our Supervisory Board (Aufsichtsrat), our senior management and the experts named herein are residents of Germany and jurisdictions other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or upon us or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against us in the United States. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Germany. In addition, actions brought in a German court against us or the members of our Management Board, Supervisory Board, our senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions; in particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Germany would have to be conducted in the German language, and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our Management Board, Supervisory Board, our senior management and the experts named in this prospectus. In addition, even if a judgment against our company, the non-U.S. members of our Management Board, Supervisory Board, senior management or the experts named in this prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or German courts.

RATIO OF EARNINGS TO FIXED CHARGES

The Statement re: Computation of Ratio of Earnings to Fixed Charges of Deutsche Bank AG for the periods ended June 30, 2012 and December 31, 2011, 2010 and 2009 included as Exhibit 99.3 to our Current Report on Form 6-K filed with the SEC on July 31, 2012 is hereby incorporated by reference.

CAPITALIZATION & INDEBTEDNESS

The Capitalization Table of Deutsche Bank AG as of June 30, 2012 included as Exhibit 99.2 to our Current Report on Form 6-K filed with the SEC on July 31, 2012 is hereby incorporated by reference. As of August 31, 2012, there has not been a material change in our capitalization and indebtedness from that set forth in such Capitalization Table.

USE OF PROCEEDS

We will use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, in connection with hedging our obligations under the securities, or for any other purposes described in the applicable prospectus supplement. General corporate purposes may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

DESCRIPTION OF ORDINARY SHARES

For a summary of the material terms of our Articles of Association and applicable German corporate law in effect as of the date of this prospectus regarding our ordinary shares and the holders thereof, please refer to “Item 10: Additional Information — Memorandum and Articles of Association” in our 2011 Form 20-F and “Item 10: Additional Information — Memorandum and Articles of Association” in our 2008 Form 20-F. The summary describes our Articles of Association. Our Articles of Association were most recently approved at the annual shareholders’ meeting held on May 31, 2012 and have been registered in the Commercial Register in Frankfurt am Main. This summary may not contain all of the information that is important to you. You should read the Articles of Association, which are incorporated herein by reference, to understand them fully.

Share Capital and Shares

As of August 31, 2012, our share capital amounted to €2,379,519,078.40 consisting of 929,499,640 no par value ordinary registered shares, each representing a notional par value of €2.56 in our share capital and carrying full dividend rights as from January 1, 2012. Thereof 3,566,145 ordinary shares, representing €9,129,331 of our share capital, were held by or on behalf of the Bank or one of its subsidiaries. All issued ordinary shares are fully paid up. Below is a reconciliation of the number of ordinary shares outstanding at the beginning of the year and as of August 31, 2012:

Number of ordinary shares	Total share capital issued and fully paid	Treasury shares (Shares held by or on behalf of the Bank or one of its subsidiaries)	Outstanding
Ordinary shares outstanding as of January 1, 2012	929,499,640	(24,888,999)	904,610,641

Capital increase	—	—	—
Ordinary shares issued under share-based compensation plans	—	—	—
Ordinary shares purchased for treasury	—	(292,616,025)	(292,616,025)
Ordinary shares sold or distributed from treasury	—	313,938,879	313,938,879

Ordinary shares outstanding as of August 31, 2012	929,499,640	(3,566,145)	925,933,495

According to our Articles of Association, all ordinary shares are issued in the form of registered shares. Shareholders are required to notify the Bank for registration in the share register and provide, in particular, where natural persons are concerned, their name, their address as well as their date of birth or, where legal persons are concerned, their registered name, their business address and their registered domicile, and in all cases the number of shares they hold. The entry in the Bank’s share register constitutes a prerequisite for attending and exercising voting rights at the shareholders’ meeting.

Stock Exchange Listing

Our shares have been admitted to the regulated market (Regulierter Markt) and the sub-segment of the regulated market with additional obligations arising from admission (Prime Standard) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) as well as to the regulated market of the six other German stock exchanges (Berlin, Düsseldorf, Hamburg, Hanover, Munich and Stuttgart). In addition, our shares are listed on the New York Stock Exchange.

Transferability of Shares

The transferability of our ordinary shares is not restricted by law or our Articles of Association.

Development of the Share Capital since 2009

As of December 31, 2008, our share capital amounted to €1,461,399,078.40 and was divided into 570,859,015 ordinary registered shares with no par value. Since December 31, 2008, our share capital has developed as follows:

•

On February 23, 2009, we issued 50,000,000 shares (with full dividend rights for the year 2008 and without subscription rights) from our authorized capital created in 2006 against a contribution in kind of 50,000,000 ordinary shares of Deutsche Postbank AG and our share capital was accordingly increased by €128,000,000. The new shares were issued to Deutsche Post AG as consideration for the transfer of shares in Deutsche Postbank AG. The capital increase was registered in the Commercial Register on March 6, 2009. Following this capital increase, our registered share capital amounted to €1,589,399,078.40 and was divided into 620,859,015 ordinary registered shares with no par value.

•

On October 5, 2010, we issued 308,640,625 new registered no par value shares (common shares) against cash payments using authorized capital created in 2007, 2008 and 2009 and our share capital was accordingly increased by €790,120,000. The new shares were issued with full dividend rights for the year 2010 through subscription rights; 99.31% of the subscription rights were exercised, and thus 306,511,140 new shares were issued at a subscription price of €33.00 per share. The remaining 2,129,485 new shares were placed in Xetra trading at a weighted average price of €41.34. The capital increase was registered in the Commercial Register on October 5, 2010. Following this capital increase, our registered share capital amounts to €2,379,519,078.40 and is divided into 929,499,640 ordinary registered shares with no par value.

For further information about our share capital (including a reconciliation of the number of ordinary shares outstanding at the beginning and end of each of 2010 and 2011), see note 32 to the consolidated financial statements in our 2011 Form 20-F.

Authorized Capital.

Our share capital may be increased by issuing new shares out of authorized capital against cash payments, and in some circumstances against contributions in kind. Our authorized but unissued capital as of the date of this prospectus amounts to €1,152,000,000.

•

By resolution of our annual shareholders’ meeting dated May 26, 2011, the Management Board is authorized to increase our share capital on or before April 30, 2016, on one or more occasions, by up to a total of €230,400,000 through the issuance of new shares against cash payment. Shareholders are to be granted pre-emptive rights. However, the Management Board is authorized to exclude fractional amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights in so far as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliates pre-emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. The Management Board is also authorized to exclude the pre-emptive rights in full if the issue price of the new shares is not significantly lower than the quoted price of the shares already listed at the time of the final determination of the issue price and the total shares issued since the authorization in accordance with Section 186 (3) sentence 4 of the German Stock Corporation Act (Aktiengesetz) do not exceed 10% of the share capital at the time the authorization becomes effective – or if the value is lower – at the time the authorization is utilized. Management Board resolutions to utilize authorized capital and to exclude pre-emptive rights require the Supervisory Board’s approval. The new shares may also be taken up by banks specified by the Management Board with the obligation to offer them to shareholders (indirect pre-emptive right).

•

By resolution of our annual shareholders’ meeting dated May 26, 2011, the Management Board is authorized to increase our share capital on or before April 30, 2016, on one or more occasions, by up to a total of €230,400,000 through the issuance of new shares against cash payment or contributions in kind. Shareholders are to be granted pre-emptive rights. However, the Management Board is authorized to exclude fractional amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights in so far as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliates pre- emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. The Management Board is also authorized to exclude the pre-emptive rights if the capital increase against contributions in kind is carried out in order to acquire companies or shareholdings in companies. Management Board resolutions to utilize authorized capital and to exclude pre-emptive rights require the Supervisory Board’s approval. The new shares may also be taken up by certain banks specified by the Management Board with the obligation to offer them to the shareholders (indirect pre-emptive right).

•

By resolution of our annual shareholders’ meeting dated May 26, 2011, the Management Board is authorized to increase our share capital on or before April 30, 2016, on one or more occasions, by up to a total of €691,200,000 through the issuance of new shares against cash payment. Shareholders are to be granted pre-emptive rights. However, the Management Board is authorized to exclude fractional amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights in so far as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliates pre-emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. Management Board resolutions to utilize authorized capital and to exclude pre-emptive rights require the Supervisory Board’s approval. The new shares may also be taken up by certain banks specified by the Management Board with the obligation to offer them to the shareholders (indirect pre-emptive right).

Conditional Capital.

Our conditional but unissued capital as of the date of this prospectus amounts to €691,200,000, divided as follows:

•

By resolution of our annual shareholders’ meeting dated May 27, 2010, our share capital is conditionally increased by up to €230,400,000 through the issuance of up to 90,000,000 new shares. Pursuant to this resolution, the conditional capital increase can only be carried out insofar as (a) the holders of conversion rights or option rights linked with participatory notes or convertible bonds or bonds with warrants to be issued on or before April 30, 2015, by us or our affiliates make use of their conversion or option rights, or (b) the holders with conversion obligations of convertible participatory notes or convertible bonds to be issued on or before April 30, 2015, by us or our affiliates, fulfill their obligation to convert.

•

By resolution of our annual shareholders’ meeting dated May 26, 2011, our share capital is conditionally increased by up to €230,400,000 through the issuance of up to 90,000,000 new shares. Pursuant to this resolution, the conditional capital increase can only be carried out in so far as (a) the holders of conversion rights or option rights that are linked with participatory notes or convertible bonds or bonds with warrants to be issued on or before April 30, 2016, by us or our affiliates, based on the authorization granted to the Management Board by resolution of our annual shareholders’ meeting on May 26, 2011, make use of their conversion or option rights, or (b) the holders with conversion obligations of convertible participatory notes or convertible bonds to be issued on or before April 30, 2016, by us or our affiliates, fulfill their obligation to convert.

•

By resolution of our annual shareholders’ meeting dated May 31, 2012, our share capital is conditionally increased by up to €230,400,000 through the issuance of up to 90,000,000 new shares. Pursuant to this resolution, the conditional capital increase can only be carried out in so far as (a) the holders of conversion rights or option rights that are linked with participatory notes or convertible bonds or bonds with warrants to be issued on or before April 30, 2017, by us or our affiliates, based on the authorization granted to the Management Board by resolution of our annual shareholders’ meeting on May 31, 2012, make use of their conversion or option rights, or (b) the holders with conversion obligations of convertible participatory notes or convertible bonds to be issued on or before April 30, 2017, by us or our affiliates, based on the authorization specified above, fulfill their obligation to convert.

Authorization to Acquire Own Shares.

As of August 31, 2012, we held 3,566,145 of our own shares.

Authorization pursuant to Section 71(1) no. 7 of the German Stock Corporation Act.

On May 27, 2010, our annual shareholders’ meeting resolved to authorize the Management Board, pursuant to Section 71(1) no.7 of the German Stock Corporation Act, to acquire own shares of the Bank.

We are authorized pursuant to Section 71(1) no. 7 of the German Stock Corporation Act to buy and sell, for the purpose of securities trading, own shares on or before November 30, 2014, at prices which do not exceed or fall short of the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the respective three preceding stock exchange trading days by more than 10%. In this context, the shares acquired for this purpose may not, at the end of any day, exceed 5% of our share capital.

Authorization pursuant to Section 71(1) no. 8 of the German Stock Corporation Act.

On May 31, 2012, our annual shareholders’ meeting resolved to authorize the Management Board, pursuant to Section 71(1) no. 8 of the German Stock Corporation Act, to acquire own shares.

We are authorized pursuant to Section 71(1) no. 8 of the German Stock Corporation Act to buy, on or before November 30, 2016, own shares of the Bank in a total volume of up to 10% of our share capital at the time the resolution is taken or — if the amount is lower — of our share capital at the time this authorization is exercised. Together with own shares we acquired for trading purposes and/or for other reasons and which are from time to time in our possession or attributable to us pursuant to Sections 71a et seq. of the German Stock Corporation Act, own shares purchased on the basis of this authorization may not at any time exceed 10% of our respectively applicable share capital. Own shares may be bought through a stock exchange or by means of a public tender offer to all shareholders. The price for the purchase of shares (excluding ancillary purchase costs) through the stock exchange may not be more than 10% higher or lower than the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the obligation to purchase. In the case of a public tender offer, it may not be more than 10% higher or lower than the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the day of publication of the offer. If the volume of shares offered in a public tender offer exceeds the planned buy back volume, acceptance must be in proportion to the shares offered in each case. We may provide for a preferred acceptance of small quantities of up to 50 of our shares offered for purchase per shareholder.

The Management Board is also authorized to dispose of the purchased shares and of any shares purchased on the basis of previous authorizations pursuant to Section 71(1) no. 8 of the German Stock Corporation Act on the stock exchange, through an offer to all shareholders or against contribution in kind with the exclusion of the shareholders’ pre-emptive rights, for the purpose of acquiring companies, shareholdings in companies or other assets that serve to advance the company’s business operations. In addition, the Management Board is authorized, in case it disposes of acquired own shares through an offer to all shareholders, to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliates pre-emptive rights to the extent that they would be entitled to such rights if they exercised their option and/or conversion rights. Shareholders’ pre-emptive rights are excluded for these cases and to this extent. The Management Board is also authorized, with the exclusion of shareholders’ pre-emptive rights, to use such own shares to issue shares to our and our affiliates’ employees and retired employees or to use them to service option rights on our shares and/or rights or duties to purchase our shares granted to our and our affiliates’ employees or members of executive or non-executive management bodies.

Furthermore, the Management Board is authorized with the exclusion of shareholders’ pre-emptive rights to sell such own shares to third parties against cash payment if the purchase price is not substantially lower than the price of our shares on the stock exchange at the time of sale. This authorization may only be used to the extent it has been ensured that the number of shares sold on the basis of this authorization does not exceed 10% of our share capital at the time this authorization becomes effective or — if the amount is lower — at the time this authorization is exercised. Shares that are issued or sold during the validity of this authorization with the exclusion of pre-emptive rights, in direct or analogous application of Section 186 (3) sentence 4 of the German Stock Corporation Act, are to be included in the maximum limit of 10% of our share capital. Shares that are to be issued to service option and/or conversion rights from convertible bonds, bonds with warrants, convertible participatory rights or participatory rights are also to be included to the extent these bond or participatory rights are issued during the validity of this authorization with the exclusion of pre-emptive rights in corresponding application of Section 186 (3) sentence 4 of the German Stock Corporation Act.

The Management Board may cancel shares acquired on the basis of this authorization without any further resolution of the shareholders’ meeting.

Dividends and Paying Agents

For more information on our dividend policy and legal basis for dividends under German law, see our 2011 Form 20-F “Item 8: Financial Information — Dividend Policy.”

Shareholders registered with our New York transfer agent will be entitled to elect whether to receive dividend payments in euros or U.S. dollars. For those shareholders, unless instructed otherwise, we will convert all cash dividends and other cash distributions with respect to ordinary shares into U.S. dollars prior to payment to the shareholder. The amount distributed will be reduced by any amounts we or our New York transfer agent are required to withhold for taxes or other governmental charges. If our New York transfer agent determines, following consultation with us, that in its judgment any foreign currency it receives is not convertible or distributable, our New York transfer agent may distribute the foreign currency (or a document evidencing the right to receive such currency) or, in its discretion, hold the foreign currency for the account of the shareholder to receive the same.

If any of our distributions consists of a dividend of our shares, Registrar Services GmbH and our New York transfer agent (with respect to shares individually certificated) or the custodian bank with which shareholders have deposited their shares (with respect to shares in global form) will distribute the shares to the shareholders in proportion to their existing shareholdings. Rather than distribute fractional shares, Registrar Services GmbH, our New York transfer agent or the custodian bank will sell all such fractional shares and distribute the net proceeds to shareholders.

Registrar Services GmbH and our New York transfer agent (with respect to shares individually certificated) or the custodian bank with which shareholders have deposited their shares (with respect to shares in global form) will also distribute all distributions (other than cash, our shares or rights) to shareholders in proportion to their shareholdings. In the event that Registrar Services GmbH, our New York transfer agent or the custodian bank determine that the distribution cannot be made proportionately among shareholders or that it is impossible to make the distribution, they may adopt any method that they consider fair and practicable to effect the distribution. Such methods may include the public or private sale of all or a portion of the securities or property and the distribution of the proceeds. Registrar Services GmbH, our New York transfer agent or the custodian bank must consult with us before adopting any alternative method of distribution.

Depending on whether shares are individually certificated or in global form, we, Registrar Services GmbH, our New York transfer agent or the custodian bank with which shareholders have deposited their shares will determine whether or not any distribution (including cash, shares, rights or property) is subject to tax or governmental charges. In the case of a cash distribution, we may use all or part of the cash to pay any such tax or governmental charge. In the case of other distributions, we, Registrar Services GmbH, our New York transfer agent or the custodian bank may dispose of all or part of the property to be distributed by public or private sale, in order to pay the tax or governmental charge. In all cases, shareholders will receive any net proceeds of any sale or the balance of the cash or property after the deduction for taxes or governmental charges in proportion to their shareholdings.

Additional Capital

For a description of our authorized but unissued capital, conditional capital and share-based compensation plans, please see “Development of the Share Capital since 2009 — Authorized Capital” and “Development of the Share Capital since 2009 — Conditional Capital” above, and note 32 to the consolidated financial statements in our 2011 Form 20-F. For a description of our share-based compensation plans, please see note 33 to the consolidated financial statements in our 2011 Form 20-F.

Stock Options

Pursuant to an employee share ownership plan in the United Kingdom, options on approximately 350,000 shares granted to employees were outstanding as of August 31, 2012, which options have exercise prices ranging from €24.17 to €92.38 and exercise dates running through 2015. Otherwise, as of the date of this prospectus there were no persons to whom our capital or the capital of any of our consolidated subsidiaries is under option or agreed conditionally or unconditionally to be put under option.

DESCRIPTION OF TRADABLE SUBSCRIPTION RIGHTS TO SUBSCRIBE

FOR ORDINARY SHARES

We may offer tradable statutory subscription rights to subscribe for ordinary shares of Deutsche Bank Aktiengesellschaft. The applicable prospectus supplement will describe the specific terms of any such subscription rights offering, including, as applicable:

•	the title of the subscription rights;

•	the exercise price for the subscription rights;

•	the aggregate number of subscription rights issued;

•

a discussion of the material U.S. federal, German or other income tax considerations, as well as considerations under the U.S. Employee Retirement Income Security Act of 1974, or “ERISA,” applicable to the issuance of ordinary shares together with statutory subscription rights or exercise of the subscription rights;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exercise of the subscription rights;

•	the terms of the ordinary shares corresponding to the subscription rights;

•	information regarding the trading of subscription rights, including the stock exchanges, if any, on which the subscription rights will be tradeable;

•	the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date;

•	the date on which the rights to exercise the subscription rights will commence, and the date on which the rights will expire;

•	the extent to which the offering includes a contractual over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement we enter into in connection with the offering.

Each subscription right will entitle its holder to subscribe for a number of our ordinary shares at an exercise price described in the prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void. Upon receipt of payment and, if applicable, the subscription form properly completed and executed at the subscription rights agent’s office or another office indicated in the prospectus supplement, we will, as soon as practicable, forward our ordinary shares that can be subscribed for with that exercise. The prospectus supplement may offer more details on how to exercise the subscription rights. If we determine to make appropriate arrangements for rights trading, persons other than our shareholders can acquire rights as described in the prospectus supplement. In the event subscription rights are offered only to our shareholders and their rights remain unexercised, we may determine to offer the unsubscribed offered securities to persons other than our shareholders. In addition, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter or underwriters, as the case may be, will purchase any offered securities remaining unsubscribed for after the offering, as described in the prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that may be offered pursuant to this prospectus by Deutsche Bank AG, directly or through one of its branches. The specific terms of the offered debt securities, and the extent to which the general terms described in this section apply to debt securities, will be described in one or more related prospectus supplements at the time of the offer.

General

As used in this prospectus, “debt securities” means the senior and subordinated debentures, notes, bonds and other evidences of indebtedness that Deutsche Bank AG issues, directly or through one of its branches, and in each case, the trustee authenticates and delivers under the applicable indenture.

The senior debt securities (and, in the case of debt securities in bearer form, any coupons to these securities) will be our direct, unconditional, unsecured and unsubordinated obligations and will rank on parity with the claims of all our other unsecured creditors other than those claims which are expressly preferred by law of the jurisdiction of our incorporation or, in the case of senior debt securities issued by Deutsche Bank AG through a branch, the law of the jurisdiction where the branch is established. The subordinated debt securities (and, in the case of debt securities in bearer form, any coupons to these securities) will be our direct, unconditional, unsecured and subordinated obligations and will be subordinate to the claims of our unsubordinated creditors and will rank at least on parity with the claims of the holders of all our other subordinated indebtedness, except that they shall rank in priority to the claims of the holders of any of our subordinated indebtedness that by its express terms is stated to rank junior to the subordinated debt securities.

We may issue debt securities through our head office or through one of our branches. Deutsche Bank AG as a whole is responsible for the obligations of its branches. Where, however, Deutsche Bank AG is delayed in performing or is unable, whether in whole or in part, to perform the obligations of the branch that issued any debt securities through such branch due to any law, requirement or any other act of state or of any authority in the jurisdiction of such branch, investors may be unable to seek performance of such obligations through any of Deutsche Bank’s other branches or offices (including its head office).

The Indentures

We may issue senior debt securities and/or subordinated debt securities, directly or through one of our branches. The senior debt securities offered pursuant to this prospectus will be issued, in one or more series under, and will be governed by, the senior indenture among us, as issuer, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent and registrar. The subordinated debt securities offered pursuant to this prospectus will be issued, in one or more series under, and will be governed by, a subordinated indenture we will enter into with a U.S. banking institution we will indentify, as trustee, and one or more paying agents, an issuing agent and a registrar we will identify. Each of the senior indenture and the subordinated indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under the senior indenture and under the subordinated indenture, upon a default in any series of debt securities issued under either indenture, the trustee may be deemed to have a conflicting interest and may be required to resign and a successor trustee will be appointed.

We refer to each of the trustees under the senior indenture and the subordinated indenture, including any successor trustee, as the “trustee” with respect to that indenture and the debt securities issued under it. We refer to each of the senior indenture and the subordinated indenture, in each case as it may be supplemented from time to time, as an “indenture” and collectively as the “indentures.”

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries and are qualified in their entirety by the applicable indenture. The terms of each indenture will include both those stated in that indenture and those made part of that indenture by the Trust Indenture Act. The senior indenture and the form of the subordinated indenture will be included as exhibits to the registration statement of which this prospectus forms a part, and you should read the applicable indenture for provisions that may be important to you.

We May Issue Different Series of Debt Securities

Neither indenture limits the amount of debt that may be issued. We may issue debt securities from time to time in one or more distinct series, at a price of 100% of their principal amount or at a premium or a discount. This section summarizes terms of the debt securities that apply generally to all series. The provisions of each of the indentures allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. The debt securities will not be secured by any property or assets of Deutsche Bank AG. We will describe many of the specific terms of the applicable series in the applicable prospectus supplement.

Payments on the Debt Securities

Denomination and currency. The debt securities may be denominated and payable in U.S. dollars or other currencies.

Fixed rate and floating rate debt securities. Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Linked or exchangeable debt securities. We may issue debt securities from time to time with the principal amount and/or interest payable on any relevant payment date to be determined by reference to the performance, level or value of one or more of the following: other securities issued by us, securities of any entity affiliated or unaffiliated with us, indices, currencies, commodities, interest rates, intangibles, articles or goods, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items. Holders of these types of debt securities will receive payments of principal and/or interest (if any) that are determined by reference to the applicable underlying instrument or measurement. Such debt securities may provide either for cash settlement or for physical settlement by delivery of the applicable underlying property or other property of the type listed above. Such debt securities may also provide that the form of settlement may be determined at our option or at your option.

We may issue debt securities that are exchangeable, either mandatorily or at our or the holder’s option, into securities of ours or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, such securities or other property.

We may issue subordinated debt securities that have terms that enable them to be counted as a portion of our capital for purposes of the regulatory capital adequacy requirements to which we are subject. We may seek to amend the subordinated indenture, for instance, upon clarification of open questions regarding the regulatory treatment of different kinds of structures involving subordinated debt securities. We will include in amendments to the registration statement of which this prospectus is a part or prospectus supplements descriptions of any amendments and of the terms of any subordinated debt securities that we intend to qualify for inclusion in our regulatory capital.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	whether the debt securities will be issued by Deutsche Bank AG, directly or through one of its branches;

•	the specific designation;

•	whether the debt securities are senior or subordinated;

•	whether the debt securities qualify for regulatory capital treatment and if so, the category of capital for which they qualify;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to extending or shortening the maturity date);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of maturity thereof;

•

whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue the debt securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

the terms on which holders of the debt securities may exchange them into or for one or more securities of ours or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, any of the foregoing; the terms on which exchange may occur, including whether exchange is mandatory, at the option of the holder or at our option; the period during which exchange may occur; the initial exchange price or rate; and the circumstances or manner in which the amount of securities or other property, or any combination thereof, deliverable upon exchange, or the cash value thereof, may be adjusted;

•

information as to the methods for determining the amount of principal, premium, if any, and/or interest payable on any date and/or currencies, commodities or securities of ours or entities that are or are not affiliated with us, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, or goods, or any other financial or economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances, to which the amount payable on that date is linked;

•	the identity of any agents for the debt securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the debt securities on any securities exchange;

•	whether the debt securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the debt securities and any terms required by or advisable under applicable laws or regulations.

The prospectus supplement relating to any series of debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations, certain German income tax consequences, certain income tax consequences due to the jurisdiction of any relevant issuing branch and certain considerations under ERISA, in each case in relation to an investment in the securities.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange and transfer (except bearer securities) in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the applicable indenture or the supplemental indenture thereto or issuer order under which that series of debt securities is issued.

Holders may transfer debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee.

If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

Impact of Significant Corporate Actions and Other Developments

Under German law, a surviving corporation in a merger or consolidation generally assumes the obligations of its predecessors. There are, however, no covenants in either of the indentures or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of Deutsche Bank AG that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us, a merger or consolidation, a sale, lease or conveyance of all or substantially all of our assets or a highly leveraged transaction or any other transaction that might adversely affect holders of the debt securities.

It may be that Deutsche Bank AG will depend increasingly upon the earnings and cash flow of its subsidiaries to meet its obligations under the debt securities. Since the creditors of any of its subsidiaries would generally have a right to receive payment that is superior to Deutsche Bank AG’s right to receive payment from the assets of that subsidiary, holders of debt securities will be effectively subordinated to creditors of Deutsche Bank AG’s subsidiaries. In addition, there are various regulatory requirements applicable to some of Deutsche Bank AG’s subsidiaries that limit their ability to pay dividends and make loans and advances to Deutsche Bank AG.

Subordination of Debt Securities

The discussion of subordination in this section applies only to our subordinated debt securities, directly or through one of its branches, issued under the subordinated indenture.

When the term “senior indebtedness” is used in the context of the subordinated debt securities it means the claims of all of our unsubordinated creditors, including:

•	any money we have borrowed, including any senior debt securities issued under the senior indenture;

•	any money borrowed by someone else where we have assumed or guaranteed the obligations, directly or indirectly;

•	any letters of credit and acceptances made by banks on our behalf; and

•	indebtedness that we have incurred or assumed in connection with the acquisition of any property.

Senior indebtedness does not include any indebtedness that is expressed to be subordinate to or on parity with the subordinated debt securities.

The subordinated indenture provides that:

•

in the event of our dissolution or liquidation, or insolvency proceedings against us, the subordinated securities will be subordinated to the claims of all of our unsubordinated creditors so that in any such event no amounts will be payable under the subordinated debt securities until the claims of all of our unsubordinated creditors have been satisfied in full;

•	the claims of a holder of subordinated debt securities may not be set off against any of our claims;

•

no collateral of whatever kind is, or will at any time be, provided by us or any other person securing the rights of holders of subordinated debt securities arising under the subordinated debt securities, and any collateral that, notwithstanding the aforementioned, may have been provided in the past or will be provided in the future by us or any third party shall not secure the claims arising from the subordinated debt securities;

•

no subsequent agreement may limit the subordination provisions applicable to any series of subordinated debt securities or amend the maturity date or redemption date of any subordinated debt securities to an earlier date or shorten any applicable notice period; and

•

any redemption of any series of subordinated debt securities prior to their stated maturity shall be subject to receipt by the Bank of prior written approval of the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) or other competent authority, if then required under applicable law, capital adequacy guidelines, regulations or policies of the German Federal Financial Supervisory Authority or other competent authority.

If we fail to make payment on the debt securities when due for reasons other than the subordination provisions preventing us from making such payment, we will be in default on our obligations under the subordinated indenture. In such case, the trustee and the holders of subordinated debt securities could take action against us, but they may not accelerate the maturity of the subordinated debt securities and would not receive any money until the claims of the senior indebtedness have been fully satisfied. Furthermore, if we become subject to German insolvency proceedings, the trustee and the holders of our subordinated debt securities will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

Events of Default

The senior indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The senior indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

In accordance with German law, there are no events of default (as defined below) under the subordinated indenture other than with respect to insolvency (as described below) and, if German insolvency proceedings are opened with respect to us, holders of our subordinated debt securities will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

An event of default is defined under the senior indenture, with respect to any series of debt securities issued under that indenture, as any one or more of the following events (each a “senior event of default”) having occurred and being continuing:

•	default is made in the payment of principal, interest or premium in respect of such series of debt securities for 30 days;

•

we fail to perform or observe any of our other obligations under the securities and such failure has continued for the period of 60 days following the service on us of notice by the trustee or holders of not less than 33 1/3% in aggregate principal amount of the debt securities of all series affected thereby requiring the same to be remedied, except that the failure to file with the trustee certain information required to be filed with the trustee pursuant to the Trust Indenture Act, will not constitute a senior event of default (although the trustee may bring suit to enforce such filing obligation); or

•	a court in Germany opens insolvency proceedings against us or we apply for or institute such proceedings or offer or make an arrangement for the benefit or our creditors generally.

Any additional or different senior events of default applicable to a particular series of debt securities issued under the senior indenture will be described in the prospectus supplement relating to such series.

An event of default is defined under the subordinated indenture, with respect to any series of debt securities issued under that indenture, as:

•	the opening of insolvency proceedings against us by a German court having jurisdiction over us (a “subordinated event of default”).

No Negative Pledge. Neither of the indentures contains any restrictions preventing us from incurring additional debt.

Acceleration of Senior Debt Securities Upon a Senior Event of Default.

The senior indenture provides that:

•

if a senior event of default due to the default in payment of principal, interest or premium in respect of any series of senior debt securities issued under the senior indenture, or due to the default in the performance or breach of any other covenant or warranty of the Bank applicable to less than all outstanding series of senior debt securities issued under the senior indenture occurs and is continuing, other than a covenant for which the senior indenture specifies that the violation thereof does not give a right to accelerate or declare due and payable any securities issued under the senior indenture, either the trustee or the holders of not less than 33 1/3% in aggregate principal amount of the outstanding senior debt securities of all affected series, voting as one class, by notice in writing to the Bank, may declare the principal of all senior debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

•

if a senior event of default due to a default in the performance of any other of the covenants or agreements in the senior indenture applicable to all outstanding debt securities issued under the senior indenture or due to the specified events of bankruptcy, insolvency or reorganization of the Bank, occurs and is continuing, other than a covenant for which the senior indenture specifies that the violation thereof does not give a right to accelerate or declare due and payable any securities issued under the senior indenture, either the trustee or the holders of not less than 33 1/3% in aggregate principal amount of all outstanding senior debt securities issued under the senior indenture, voting as one class, by notice in writing to the Bank, may declare the principal of all senior debt securities and interest accrued thereon to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults. In some circumstances, if any and all senior events of default under the senior indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding senior debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the debt securities.

Acceleration of Subordinated Debt Securities Upon Subordinated Event of Default

The subordinated indenture provides if a subordinated event of default occurs or is continuing, either the trustee or the holders of not less than 33 1/3% in aggregate principal amount of all outstanding subordinated debt securities issued under the subordinated indenture, voting as one class, by notice in writing to the Bank, may declare the principal of all subordinated debt securities and interest accrued thereon to be due and payable immediately.

No Acceleration of Subordinated Debt Securities Upon Other Defaults.

The subordinated indenture provides that there is no right of acceleration in the case of a default in the payment of principal of, interest on, or other amounts owing under any series of subordinated debt securities or a default in the performance of any of our other covenants under the subordinated debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf. Each of the indentures provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under that indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, each of the indentures contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the holders of debt securities issued under that indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder. Each of the indentures provides that no individual holder of debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest at maturity or upon acceleration unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•

the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Depending on the type of regulatory capital for which the subordinated debt securities in question qualify, distributions on such instruments may be paid only out of distributable items, and we may retain full discretion at all times to cancel distributions on instruments qualifying as additional tier 1 capital for an unlimited period and on a non-cumulative basis, in particular if ordered by the competent authority to not make any such distributions. In addition, depending on the terms of the instrument, the principal of a subordinated debt security may be written down automatically or, by order of a competent authority, such instrument may be converted, if a minimum regulatory capital threshold is triggered. In such cases, a holder of a subordinated debt instrument would not be able to bring an action. Additionally, the provisions governing the subordinated debt security will not give the holder the right to accelerate future scheduled payments of interest or principal, other than in the insolvency of the institution.

Each of the indentures contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge and Defeasance

We have the ability to eliminate most or all of our obligations on any series of senior debt securities prior to maturity if we comply with the following provisions.

Due to the limitations placed on repayments (including through discharge and defeasance) of subordinated debt securities which otherwise would qualify for regulatory capital treatment, only certain provisions on discharge and none of the provisions on defeasance will be applicable to subordinated debt securities that qualify for regulatory capital treatment.

Discharge of Indenture. We may discharge all of our obligations, other than as to transfers and exchanges, after we have:

•

under the senior indenture or the subordinated indenture, paid or caused to be paid the principal of and any interest or premium, if any, on all of the outstanding debt securities issued thereunder in accordance with their terms;

•	under the senior indenture or the subordinated indenture, delivered to the trustee for cancellation all of the outstanding debt securities issued thereunder; or

•

under the senior indenture only, if in the case of any series of debt securities on which the exact amount (including the currency of payment) of principal and any interest or premium, if any, due can be determined at the time of making the deposit referred to below, and which shall have become due or payable, or are by their terms to become due and payable or are scheduled for redemption, within one year, we have irrevocably deposited with the trustee, cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations, in trust for the benefit of the holders of securities of such series, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and any interest or premium, if any, on, and any mandatory sinking fund payments for, those securities.

Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of senior debt securities at any time, which we refer to as “defeasance.”

Defeasance may be effected only if, among other things:

•

we irrevocably deposit with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, in trust for the benefit of the holders of securities of such series, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and any interest or premium, if any, on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

•	we deliver to the trustee an opinion of counsel to the effect that:

•	the holders of the series of debt securities being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance; and

•	the defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of principal and interest payments on the series of debt securities being defeased.

This opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of this prospectus, since the above results would not occur under current tax law.

Modification of an Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the indentures to:

•	with respect to the senior indenture only, convey, transfer, assign, mortgage or pledge to the trustee as security for the senior debt securities of one or more series any property or assets;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	establish the forms or terms of debt securities of any series; or

•	evidence the acceptance of appointment by a successor trustee.

Modification Requiring Consent of Each Holder. We and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by such change:

•	change the final maturity of such security;

•	reduce the principal amount;

•	reduce the rate or change the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•

alter the terms on which holders of the debt securities may convert or exchange debt securities for other securities of the Bank or of other entities or for other property or the cash value of thereof, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	alter certain provisions of the applicable indenture relating to debt securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the applicable indenture.

The subordinated indenture also provides that any change affecting the ranking of a subordinated debt security in a manner adverse to the holders thereof may not be made without the consent of each holder thereof.

Modification with Consent of Holders of a Majority. We and the trustee may make any other change to either of the indentures and to the rights of the holders of the debt securities issued thereunder, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding debt securities issued thereunder, voting as one class.

Concerning Our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.

Governing Law

The debt securities and the related indentures will be governed by and construed in accordance with the laws of the State of New York, except for, in the case of subordinated debt securities, the subordination provisions thereof, which will be governed by German law.

DESCRIPTION OF WARRANTS

We may offer warrants separately or together with one or more additional warrants, ordinary shares, tradable subscription rights to subscribe for our ordinary shares, purchase contracts and debt securities issued by us or debt obligations or other securities of an entity affiliated or not affiliated with us or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Warrants to purchase or sell securities of entities not affiliated with us issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

We may issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

We refer to the items described above as “warrant property.” We may satisfy our obligations, if any, with respect to any warrants by delivering the warrant property, the cash value of the warrant property or the cash value of the warrants determined by reference to the performance, level or value of the warrant property, all as described in the applicable prospectus supplement.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered warrants:

•	the specific designation;

•	the aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	whether we will issue the warrants in registered form or bearer form or both;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

whether the warrants are put warrants, call warrants or spread warrants (entitling the holder to receive a cash value to be determined by reference to the amount, if any, by which a specified reference value of the warrant property at the time of exercise exceeds a specified base value of the warrant property), whether you or we will have the right to exercise the warrants and any conditions or restrictions on the exercise of the warrants;

•	the specific warrant property or cash value, and the amount or the method for determining the amount of the warrant property or cash value, deliverable upon exercise of each warrant;

•	the price at which and the currency with which the underlying securities, currencies or commodities may be purchased or sold upon the exercise of each warrant, or the method of determining that price;

•	whether the warrant must be exercised by the payment of the exercise price in cash, on a cashless basis or by the delivery of any other security;

•	whether the exercise of the warrants is to be settled in cash or by delivery of the underlying securities, commodities, or both;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination or other agents;

•

certain U.S. federal income tax considerations, certain German income tax consequences and certain income tax consequences due to the jurisdiction of any relevant issuing branch, in each case in relation to an investment in the warrants;

•	the proposed listing, if any, of the warrants or any securities that may be acquired upon exercise of the warrants on any securities exchange;

•	whether the warrants are to be sold separately or with other securities as part of units; and

•	any additional terms of the agreement governing the warrants and any terms required by or advisable under applicable laws or regulations.

Governing Law

The warrants will be governed by, and construed in accordance with, the laws of the State of New York, excluding choice of law provisions.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts (including purchase contracts issued as part of a unit with one or more warrants and debt securities issued by us or debt obligations or other securities of an entity affiliated or not affiliated with us) to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

We refer to the property described above as “purchase contract property.”

Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, the purchase contract property at a specified price or prices (which may be based on a formula), all as described in the applicable prospectus supplement. We may satisfy our obligations, if any, with respect to any purchase contract by delivering the purchase contract property, the cash value of such purchase contract property or the cash value of the purchase contract (which may be based on a formula or determined by reference to the performance, level or value of the purchase contract property), or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell the purchase contract property, any acceleration, cancellation or termination provisions, the identity of any purchase contract agent, other provisions relating to the settlement of a purchase contract or any other terms of the purchase contracts. The applicable prospectus supplement will also specify, if applicable, certain U.S. federal income tax considerations, certain German income tax consequences and certain income tax consequences due to the jurisdiction of any relevant issuing branch, in each case in relation to an investment in the purchase contracts.

Prepaid Purchase Contracts

Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued. We refer to these purchase contracts as “prepaid purchase contracts.” In certain circumstances, our obligation to settle prepaid purchase contracts on the relevant settlement date may be governed by the senior indenture and accordingly will rank on parity with all of our other unsecured and unsubordinated debt.

Purchase Contracts Issued as Part of Units

Purchase contracts issued as part of a unit will be governed by the terms and provisions of a unit agreement, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us. The applicable prospectus supplement will also describe, if applicable:

•

the designation and the terms of the units and of any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us constituting the units, including whether and under what circumstances the ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us may be traded separately;

•	any additional terms of the agreement governing the units;

•

any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us constituting the units; and

•

certain U.S. federal income tax considerations, certain German income tax consequences and certain income tax consequences due to the jurisdiction of any relevant issuing branch, in each case in relation to an investment in the units.

The terms and conditions described under “Description of Ordinary Shares,” “Description of Tradable Subscription Rights to Subscribe for Ordinary Shares,” “Description of Debt Securities,” “Description of Warrants” and “Description of Purchase Contracts” will apply to each unit and to any ordinary shares, tradable subscription rights to subscribe for ordinary shares, debt securities, warrants and purchase contracts issued by us included in each unit, unless otherwise specified in the applicable prospectus supplement.

FORMS OF SECURITIES

Each debt security, warrant, purchase contract and unit will be represented either by:

•	one or more global securities representing the entire issuance of securities, or

•	a certificate issued in definitive form to a particular investor.

Certificated securities in definitive form and global securities both may be issued either (1) in registered form, where our obligation runs to the holder of the security named on the face of the security or (2) in bearer form, where our obligation runs to the bearer of the security, subject to the limitations explained below under “— Limitations on Issuance of Bearer Securities.”

Unless the applicable prospectus supplement specifies otherwise, our ordinary shares will be issued in the form of global registered shares represented by one or more global securities.

Unless the applicable prospectus supplement specifies otherwise, tradable subscription rights to subscribe for our ordinary shares will be issued as book-entry interests in global registered form.

Legal Ownership

Global Securities. Global securities will name a depositary or its nominee as the owner of the debt securities, warrants, purchase contracts or units represented by these global securities (other than global bearer securities, which name the bearer as owner). Investors in global securities can own only beneficial interests in such securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under “— Global Securities.”

Definitive Securities. Definitive securities will name you or your nominee as the owner of the security (other than definitive bearer securities, which will specify the bearer as owner). In order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Our Obligations Are to Legal Owners Only. Our obligations, as well as the obligations of the trustees under any indenture, and the obligations, if any, of any warrant agents, purchase contract agents and unit agents and any other agents of ours, any agents of the trustees or any agents of any warrant agents, purchase contract agents or unit agents, run only to the persons or entities named as holders of the securities in the relevant security register, in the case of registered securities, or the persons or entities that are the bearers of those securities, in the case of bearer securities.

Neither we nor any trustee, warrant agent, purchase contract agent, unit agent, other agent of ours, agent of the trustee or agent of the warrant agents, purchase contract agents or unit agents have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.

Upon making a payment or giving a notice to the holder or bearer as required by the terms of that security, we will have no further responsibility for that payment or notice even if that holder or bearer is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that security but does not do so. Similarly, if we want to obtain the approval or consent of the holders or bearers of any securities for any purpose, we would seek the approval only from the holders or bearers, and not the indirect owners, of the relevant securities. Whether and how the holders or bearers contact the indirect owners would be governed by the agreements between such holders and bearers and the indirect owners.

Global Securities

Registered Global Securities. We may issue ordinary shares, registered debt securities, warrants, purchase contracts and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases (except with regard to ordinary shares), one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal, face amount or liquidation preference amount of the securities to be represented by registered global securities. In the case of ordinary shares, one or more registered global securities will be issued in the aggregate amount of the number of ordinary shares to be represented. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called “participants,” who have accounts with the depositary or persons who may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium (if any) and interest (if any) on, debt securities, and any payments to holders with respect to ordinary shares, warrants, purchase contracts or units, represented by a registered global security registered in the name of a depositary or its nominee, will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Bank, the trustee, the warrant agents, the purchase contract agents, the unit agents or any other agent of the Bank, agent of the trustee or agent of the warrant agents, purchase contract agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of dividend, principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants, not us.

Discontinuance of Any Depositary. If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time request the withdrawal from the depositary of any of the securities represented by one or more registered global securities. Upon receipt of such request, the depositary will issue a notice to its participants of our request, and will process any withdrawal requests submitted by those participants in accordance with its procedures. If participants request withdrawal following our request, we will issue securities in definitive form in exchange for that portion of the registered global security or securities representing the securities held by participants requesting such withdrawal. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee, warrant agent, purchase contract agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

Limitations on Issuance of Bearer Securities

In compliance with U.S. federal income tax laws and regulations, bearer securities, including bearer securities in global form, will not be offered, sold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by United States Treasury Regulations Section 1.163–5(c)(2)(i)(D). Any underwriters, selling agents or dealers participating in the offerings of bearer securities, directly or indirectly, must agree that:

•

they will not, in connection with the original issuance of any bearer securities or during the restricted period with respect to such securities (as defined in United States Treasury Regulations Section 1.163- 5(c)(2)(i)(D)), which we refer to as the “restricted period,” offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above; and

•

they will not, at any time, offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above.

In addition, any underwriters, selling agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities are aware of the above restrictions on the offering, sale or delivery of bearer securities.

Bearer securities, other than bearer securities that satisfy the requirements of United States Treasury Regulations Section 1.163–5(c)(2)(i)(D)(3)(iii) and any coupons or talons appertaining thereto, will not be delivered in definitive form, and no interest will be paid thereon, unless the Bank has received a signed certificate in writing, or an electronic certificate described in United States Treasury Regulations Section 1.163–5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

•	is owned by a person that is not a United States person; or

•	is owned by a United States person that:

(1)

is a foreign branch of a United States financial institution, as defined in applicable United States Treasury Regulations, which we refer to as a “financial institution,” purchasing for its own account or for resale, or

(2)

is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through that date, and in either case (1) or (2) above, each of those United States financial institutions agrees and certifies, on its own behalf or through its agent, that the Bank may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder; or

•

is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of the bearer security is a United States or foreign financial institution described in this clause, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We will make payments on bearer securities only outside the United States and its possessions except as permitted by the above regulations.

Bearer securities, other than temporary global securities, and any coupons issued with bearer securities will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of that bearer security or coupon.

As used in this section, the term bearer securities includes bearer securities that are part of units. As used herein, “United States person” means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. In addition, some trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in the Treasury regulations shall be considered United States persons.

Form of Securities Included in Units

The form of the warrant or purchase contract included in a unit will correspond to the form of the other components of the security.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell the securities being offered by this prospectus in four ways: (1) directly, including through one or more of our branches, (2) through selling agents, (3) through underwriters and/or (4) through dealers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of the Bank.

In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may designate selling agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions or the possible range of commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, who will purchase the securities as principal, and we will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through a selling agent – in each case, less other expenses attributable to issuance and distribution.

In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The underwriters may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Selling agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Bank in the ordinary course of business.

If so indicated in the prospectus supplement, we will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase ordinary shares, tradable subscription rights to subscribe for ordinary shares, debt securities, warrants, purchase contracts or units, as the case may be, from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

Conflicts of Interest. To the extent an offering of the securities will be distributed by Deutsche Bank Securities Inc. or any other U.S. broker-dealer affiliate of the Bank, each such offering of securities will be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or “FINRA,” regarding a FINRA member firm’s distribution of securities of affiliates and related conflicts of interest. No underwriter, selling agent or dealer utilized in the offering of securities that is an affiliate of the Bank will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Following the initial distribution of any of these securities, affiliates of the Bank may offer and sell these securities in the course of their businesses. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

EXPENSES OF THE ISSUE

The following is a statement of expenses, other than underwriting discounts and commissions, in connection with the distribution of the securities registered. All amounts shown are estimates.

Amount to be paid
Securities and Exchange Commission Registration Fee	*
Federal Taxes, State Taxes and Fees	N/A
Trustees’ and Transfer Agents’ Fees	$20,000
Legal Fees	$500,000
Accounting Fees	$50,000
Printing and Engraving Costs	$20,000

Total	$590,000

(*)	Unknown because the filing is being deferred pursuant to Rule 456(b) and 457(r) under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to German, United States and New York law relating to the validity of certain of the offered securities may be passed upon for the issuer of those securities by Cleary Gottlieb Steen & Hamilton LLP.

Certain legal matters with respect to United States and New York law relating to the validity of the senior debt securities and the warrants will be passed upon for the issuer of those securities by Davis Polk & Wardwell LLP.

Certain legal matters with respect to German law relating to the validity of certain of the offered securities will be passed upon for the issuer of those securities by Group Legal Services of Deutsche Bank Aktiengesellschaft. Certain legal matters with respect to the validity of certain of the offered securities for any underwriters, dealers or selling agents will be passed upon by the firms or persons identified in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of Deutsche Bank Aktiengesellschaft and its subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, which were prepared in accordance with IFRS and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 appearing in our annual report on Form 20-F for the year ended December 31, 2011, are incorporated by reference herein in reliance upon the audit reports of KPMG AG Wirtschaftsprüfungsgesellschaft (which we refer to as “KPMG”), The Squaire, Am Flughafen, 60549 Frankfurt am Main, Germany, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Bank and some of our affiliates may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code with respect to many employee benefit plans and perhaps certain other types of arrangements, such as individual retirement accounts. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if the securities are acquired by or with the assets of a pension or other plan with respect to which the Bank or any of its affiliates is a service provider, unless those securities are acquired pursuant to an exemption from the applicable prohibited transaction rules. The assets of a pension or other plan may include assets held in certain investment funds or in the general account of an insurance company that are deemed to be “plan assets” under ERISA and the Internal Revenue Code. In addition, other employee benefit plans and accounts (such as governmental plans or non-U.S. plans) not subject to ERISA or the Internal Revenue Code may nonetheless be subject to similar rules under other applicable laws or documents. Any pension or other plan, or any person investing the assets of a pension or other plan, proposing to invest in the securities should read the Benefit Plan Investor Considerations set forth in the relevant prospectus or pricing supplement(s) applicable to the securities being purchased and should consult with legal counsel prior to investing in the securities.

No person is authorized to give any information or to make any supplement representations other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described herein or in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or the accompanying prospectus supplement, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Deutsche Bank AG since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

$1,500,000,000

Fixed to Fixed Reset Rate

Subordinated Tier 2 Notes

due 2028

Deutsche Bank Securities

ABN AMRO	Banco Bilbao Vizcaya Argentaria, S.A.	Banca IMI

BofA Merrill Lynch	BB&T Capital Markets	Credit Agricole CIB

COMMERZBANK	Credit Suisse	DZ BANK AG

ING	Lloyds Securities	RB International Markets (USA)

Regions Securities LLC	Scotiabank	SEB

SMBC Nikko	SOCIETE GENERALE	Swedbank

UniCredit Bank

May 21, 2013